UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Dyne Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED APRIL 9, 2026

DYNE THERAPEUTICS, INC.

1560 Trapelo Road

Waltham, Massachusetts 02451

(781) 786-8230

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, June 5, 2026

Dear Stockholder:

You are cordially invited to the 2026 Annual Meeting of Stockholders, or the 2026 Annual Meeting, of Dyne Therapeutics, Inc. The 2026 Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/DYN on Friday, June 5, 2026 at 11:00 a.m. Eastern Time. At the meeting, the stockholders will consider and vote on the following matters:

1.
To elect three Class III directors, David Lubner, Brian Posner, and Jason Rhodes, each to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his respective successor has been duly elected and qualified;
2.
To vote, on an advisory basis, to approve the compensation of our named executive officers;
3.
To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares;
4.
To approve an amendment to our Restated Certificate of Incorporation to provide for officer exculpation;
5.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
6.
To transact any other business that may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.

You may attend the 2026 Annual Meeting online at www.proxydocs.com/DYN, where you will be able to vote your shares electronically and submit questions. Stockholders will not be able to attend the 2026 Annual Meeting in person. In order to attend the 2026 Annual Meeting online, you must register in advance at www.proxydocs.com/DYN prior to the commencement of the 2026 Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the 2026 Annual Meeting and to vote and submit questions during the 2026 Annual Meeting. Please follow the instructions found on your Notice Regarding the Availability of Proxy Materials, Proxy Card and/or Voting Instruction Card and subsequent instructions that will be delivered to you via email.

Stockholders of record at the close of business on April 7, 2026 will be entitled to notice of and to vote electronically during the 2026 Annual Meeting or any adjournment or postponement thereof. A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the 2026 Annual Meeting during normal business hours at our principal executive offices at 1560 Trapelo Road, Waltham, Massachusetts 02451 during the 10-day period ending on the day before the 2026 Annual Meeting. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the 2026 Annual Meeting online. However, whether or not you plan to attend the 2026 Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

By the Order of the Board of Directors,

/s/ John G. Cox

John G. Cox

President and Chief Executive Officer

Waltham, Massachusetts

April , 2026

Important Notice Regarding Internet Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on June 5, 2026: The proxy materials and our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxydocs.com/DYN. These documents are also available to any stockholder who wishes to receive a paper copy by calling 866-648-8133, visiting www.investorelections.com/DYN or emailing paper@investorelections.com. Any requests for a paper copy of these documents should be received by May 26, 2026, in order to ensure timely delivery.

TABLE OF CONTENTS

PROXY STATEMENT 2026 ANNUAL MEETING OF STOCKHOLDERS	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1—ELECTION OF DIRECTORS	8
CORPORATE GOVERNANCE	12
Committees of Our Board of Directors	16
Director Compensation	19
Report of the Audit Committee of the Board of Directors	22
PROPOSAL NO. 2—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	23
EXECUTIVE OFFICERS	23
EXECUTIVE COMPENSATION	24
Compensation Discussion and Analysis	24
Compensation Committee Report	36
Summary Compensation Table	36
Compensation Tables	38
Employment and Other Arrangements with Our Named Executive Officers and Chief Executive Officer	40
CEO Pay Ratio	44
Pay Versus Performance	44
SECURITIES AUTHORIZED FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS	48
TRANSACTIONS WITH RELATED PERSONS	50
PROPOSAL NO. 3—APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 200,000,000 SHARES TO 400,000,000 SHARES	53
PROPOSAL NO. 4—APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION	55
PROPOSAL NO. 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58
STOCKHOLDER PROPOSALS FOR OUR 2027 ANNUAL MEETING	60
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	60
APPENDIX A	61
APPENDIX B	62

DYNE THERAPEUTICS, INC.

1560 Trapelo Road

Waltham, Massachusetts 02451

(781) 786-8230

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, June 5, 2026

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about our 2026 Annual Meeting of Stockholders, or the Annual Meeting. The meeting will be held on Friday, June 5, 2026 at 11:00 a.m. Eastern Time. The Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/DYN. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Except where the context otherwise requires, references to “Dyne,” “the Company,” “we,” “us,” “our” and similar terms refer to Dyne Therapeutics, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions, your proxy will be voted in accordance with the recommendations of our board of directors. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2025, or our 2025 Annual Report, available to stockholders for the first time on or about April , 2026.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Dyne Therapeutics, Inc., 1560 Trapelo Road, Waltham, Massachusetts 02451 or by calling 866-648-8133, by emailing paper@investorelections.com or by submitting a request over the Internet at www.investorelections.com/DYN. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. Why do I have access to these materials?

A. We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on June 5, 2026 at 11:00 a.m. Eastern Time, including at any adjournments or postponements of the meeting. As a holder of common stock as of the close of business on April 7, 2026, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules adopted by the SEC and that is designed to assist you in voting your shares.

Q. Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A. In accordance with SEC rules, we have elected to provide access to our proxy materials, including this proxy statement and our 2025 Annual Report, over the Internet. Accordingly, we plan to send a Notice Regarding the Availability of Proxy Materials, or the Notice, to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials. We plan to mail the Notice on or about April , 2026 to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, www.proxydocs.com/DYN. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice also contains instructions to request to receive a printed set of the proxy materials. You may request a paper copy of the proxy materials over the Internet at www.investorelections.com/DYN, by emailing paper@investorelections.com, or by calling 866-648-8133. Any requests for a paper copy of the proxy materials should be received by May 26, 2026, in order to ensure timely delivery.

The Notice also identifies the date and time of, and web address for, the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the proxy statement, our 2025 Annual Report, and a form of proxy card relating to the Annual Meeting; and information on how to access and vote the form of proxy card.

Q. Can I vote my shares by filling out and returning the Notice?

A. No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone or by requesting and returning a printed proxy card. The Notice also provides instructions on how to register to vote online during the Annual Meeting.

Q. What does it mean if I receive more than one Notice?

A. If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Q. What is the purpose of the Annual Meeting?

A. At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)
To elect three Class III directors, David Lubner, Brian Posner, and Jason Rhodes, each to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his respective successor has been duly elected and qualified (Proposal No. 1).
(2)
To vote, on an advisory basis, to approve the compensation of our named executive officers (Proposal No. 2).
(3)
To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares (Proposal No. 3).
(4)
To approve an amendment to our Restated Certificate of Incorporation to provide for officer exculpation (Proposal No. 4).
(5)
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 5).

(6)
To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q. Why is the Annual Meeting of stockholders a virtual, online meeting?

A. The Annual Meeting will be held as a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting may enable greater stockholder attendance and participation from any location around the world.

Q. How do I virtually attend the Annual Meeting?

A. We will host the Annual Meeting exclusively via the Internet at www.proxydocs.com/DYN. In order to attend the Annual Meeting online, you must register at www.proxydocs.com/DYN prior to the commencement of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Please be sure to follow instructions found on your Notice, proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email. Online registration for the Annual Meeting will begin on or around April , 2026.

The webcast of the Annual Meeting will start at 11:00 a.m., Eastern Time, on June 5, 2026. Instructions on how to attend and participate in the meeting online will be sent to you via email, upon completing your registration.

Q. Who can vote?

A. Only stockholders of record at the close of business on April 7, 2026, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were 165,219,501 shares of our common stock outstanding. Common stock is our only class of stock outstanding.

Q. How many votes do I have?

A. Each share of our common stock that you own as of the record date, April 7, 2026, entitles you to one vote on each matter that is voted on.

Q. Is my vote important?

A. Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

Q. How do I vote?

A. If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)
Over the Internet: To vote over the Internet prior to the Annual Meeting, please go to the following website: www.proxypush.com/DYN, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 11:00 a.m. Eastern Time on June 5, 2026 to be counted.
(2)
By Telephone: To vote by telephone, please call (866) 892-1437, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. Your vote must be received by 11:00 a.m. Eastern Time on June 5, 2026 to be counted.
(3)
By Mail: To vote by mail, you must request printed proxy materials, including a proxy card, and complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided. If you vote by mail, you do not need to vote over the Internet or by telephone. Your proxy card must be received by June 4, 2026 to be counted.
(4)
Online During the Annual Meeting: You may attend and vote at the Annual Meeting online at www.proxydocs.com/DYN, where you will be able to vote electronically during the Annual Meeting. In order to attend, you must register at www.proxydocs.com/DYN prior to the commencement of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting instructions, should have been forwarded to you by the bank, brokerage firm or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, brokerage firm or other nominee provides you. Many brokerage firms solicit voting instructions over the Internet or by telephone.

You are welcome to virtually attend the Annual Meeting if your shares are held in street name, however, you must register in advance at www.proxydocs.com/DYN. You must also obtain a legal proxy executed in your favor from the holder of record (i.e., your bank, brokerage firm or other nominee) to vote shares held in street name during the Annual Meeting. A legal proxy is not the form of proxy included with this proxy statement. If you hold your shares in “street name,” you must request a legal proxy from your bank, brokerage firm or other nominee to vote during the Annual Meeting. Further instructions will be provided to you as part of your registration process.

Q. Can I change my vote?

A. If you are the “record holder” of your shares, you may revoke your proxy and change your vote by following one of the below procedures:

(1)
Vote over the Internet or by telephone as instructed above under “Over the Internet” and “By Telephone.” Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:00 a.m. Eastern Time, on June 5, 2026.
(2)
Sign and complete a new proxy card and send it by mail in the postage prepaid envelope provided. BetaNXT must receive the proxy card no later than June 4, 2026. Only your latest dated proxy card will be counted.
(3)
Virtually attend the Annual Meeting online and vote online as instructed above, which will have the effect of revoking any previously submitted proxy. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.
(4)
Give our Corporate Secretary written notice before the meeting that you want to revoke your proxy. Such written notice should be sent to Dyne Therapeutics, Inc., Attention: John G. Cox, President, Chief Executive Officer and Corporate Secretary, 1560 Trapelo Road, Waltham, Massachusetts 02451.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee and following their instructions. You may also vote virtually at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy as described in the answer to the question “How do I vote?” above.

Attending the Annual Meeting alone will not revoke your proxy.

Q. Will my shares be voted if I do not return my proxy?

A. If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or by returning your proxy card by mail or online while virtually attending the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on discretionary matters but they are not allowed to vote your shares with respect to certain non-discretionary matters. If you do not return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

The election of three Class III directors (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 2), and the vote to approve an amendment to our Restated Certificate of Incorporation to provide for officer exculpation (Proposal No. 4) are not expected to be considered discretionary matters. If you do not instruct your brokerage firm how to vote with respect to these proposals, we anticipate that your brokerage firm may not vote your shares with respect to these proposals and your shares instead will be counted as “broker non-votes” with respect to these proposals. “Broker non-votes” occur when your bank, brokerage firm or other nominee submits a proxy for your shares (because the bank, brokerage firm or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, brokerage firm or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

The vote to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares (Proposal No. 3) and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 5) are expected to be considered discretionary matters. If you do not instruct your brokerage firm how to vote with respect to these proposals, we anticipate that your brokerage firm will be able to vote your shares on these proposals even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions.

Q. How many shares must be represented to hold the Annual Meeting?

A. A quorum is needed to hold a valid Annual Meeting. A quorum will be present if the holders of a majority of our shares of common stock issued and outstanding and entitled to vote as of the record date are present at the virtual Annual Meeting either "in person" virtually or as represented by proxy. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or virtually at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are counted as broker non-votes. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

The presence at the Annual Meeting, virtually or by proxy, of holders representing a majority of our outstanding common stock as of the record date, April 7, 2026, or approximately 82,609,751 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.

Q. What vote is required to approve each matter and how are votes counted?

A. Proposal No. 1—Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives FOR votes representing a plurality of the votes cast by stockholders entitled to vote at the meeting. You may:

•
vote FOR all nominees;
•
vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or
•
WITHHOLD your vote from all nominees.

Votes that are withheld and broker-non votes will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal No. 2—Advisory Vote on the Compensation Paid to Named Executive Officers

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of the advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 2. Proposal No. 2 is non-binding. Because this vote is advisory and not binding on us or our board of directors in any way, our board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Proposal No. 3—Approval of an Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 200,000,000 Shares to 400,000,000 Shares

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares. Abstentions and broker non-votes, if any, will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 3.

Proposal No. 4—Approval of an Amendment to our Restated Certificate of Incorporation to Provide for Officer Exculpation

The affirmative vote of the holders of shares of common stock representing a majority of the outstanding shares of our common stock entitled to vote thereon is required for the approval of the amendment to our Restated Certificate of Incorporation to provide for officer exculpation. Abstentions and broker non-votes will have the same effect as votes cast against this matter.

Proposal No. 5—Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes, if any, will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 5.

Although stockholder approval of our audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Q. How does the board of directors recommend that I vote on the proposals?

A. Our board of directors recommends that you vote:

•
FOR the election of each of the Class III directors, David Lubner, Brian Posner, and Jason Rhodes, each to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his respective successor is duly elected and qualified;
•
FOR the approval, on an advisory basis, of the compensation of our named executive officers;
•
FOR the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares;
•
FOR the approval of an amendment to our Restated Certificate of Incorporation to provide for officer exculpation; and
•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Q. Are there other matters to be voted on at the Annual Meeting?

A. We do not know of any matters that may come before the Annual Meeting other than the election of our Class III directors; the approval, on an advisory basis, of the compensation of our named executive officers; the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares; the approval of an amendment to our Restated Certificate of Incorporation to provide for officer exculpation; and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Who will count the votes?

A. The votes will be counted, tabulated and certified by BetaNXT, Inc.

Q. How can I find out the results of the voting at the Annual Meeting?

A. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Q. How do I submit a question at the Annual Meeting?

A. If you wish to submit a question prior to the Annual Meeting, you must register to attend the Annual Meeting. You can visit www.proxydocs.com/DYN, and follow the instructions for registering to attend the Annual Meeting and for submitting a question. If you wish to submit a question during the Annual Meeting, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration prior to the commencement of the Annual Meeting at www.proxydocs.com/DYN. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.proxydocs.com/DYN during the Annual Meeting.

Q. How and when may I submit a stockholder proposal, including a stockholder nomination for director for the 2027 annual meeting?

A. Stockholders wishing to suggest a candidate for director should write to our Corporate Secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2027 annual meeting, the recommendation should be received by our Corporate Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals for our 2027 Annual Meeting.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws and SEC regulations. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Q. Who is paying the costs of soliciting these proxies?

A. We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses.

Q. Whom should I contact if I have any questions?

A. If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Dyne Investor Relations at 1560 Trapelo Road, Waltham, MA 02451, telephone: 857-341-1203, e-mail: ir@dyne-tx.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the terms of our Restated Certificate of Incorporation and amended and restated bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. As a result, only one class of our directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our board of directors currently consists of nine members. The members of the classes are divided as follows:

•
the class I directors are Carlo Incerti, M.D., Catherine Stehman-Breen, M.D. and John G. Cox, and their term will expire at the annual meeting of stockholders to be held in 2027;
•
the class II directors are Edward Hurwitz, Vikram Karnani, and Dirk Kersten, and their term will expire at the annual meeting of stockholders to be held in 2028;
•
the class III directors are David Lubner, Brian Posner, and Jason Rhodes, and their term will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our board of directors has nominated David Lubner, Brian Posner and Jason Rhodes for election as the class III directors at the Annual Meeting. Each of Mr. Lubner, Mr. Posner, and Mr. Rhodes is presently a director and has indicated a willingness to continue to serve as director, if elected. Unless otherwise instructed, proxies will be voted for Mr. Lubner, Mr. Posner, and Mr. Rhodes. In the event that Mr. Lubner, Mr. Posner, or Mr. Rhodes is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by our board of directors to fill the vacancy.

Information Regarding Directors

The following paragraphs provide biographical information as of March 31, 2026, including principal occupation and business experience during the last five years, for each director, including each nominee for class III director.

Information about the number of shares of common stock beneficially owned by each of our directors, including each nominee for class III director, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers or directors, including each nominee for class III director.

Class I Directors, Term Expiring at the 2027 Annual Meeting of Stockholders

Carlo Incerti, M.D., 67, has served as a director of our company since March 2022. Dr. Incerti has served as an operating partner at Forbion since January 2019. Previously, he served as Senior Vice President, Chief Medical Officer and Head of Global Medical Affairs at Sanofi Genzyme, a healthcare company, from May 2011 to December 2018. Prior to the acquisition of Genzyme Corporation, a biotechnology company, by Sanofi in 2011, Dr. Incerti served as Senior Vice President of Global Market Access at Genzyme from 2010 to 2011 and held a number of positions at Genzyme in their European headquarters in the Netherlands from 1993 to 2010. Dr. Incerti serves as a member of the board of directors at Azafaros B.V., Synox Therapeutics Ltd., Numab Therapeutics AG. and Sparrow Pharmaceuticals, Inc., and previously served as a director at MolMed SpA from 2016 to 2020, EryDel SpA from 2020 to 2023, Inversago Pharma, Inc. from 2020 to 2023, and Vectory B.V. from October 2020 to June 2024. Dr. Incerti is also a founding member of the International Rare Diseases Research Consortium. He received his medical degree from the University of Modena and Reggio Emilia in Italy. We believe Dr. Incerti is qualified to serve on our board based on his scientific background, his experience in the biopharmaceutical industry, including in rare disease drug development, and his experience as a director of biotechnology companies.

Catherine Stehman-Breen, M.D., 63, has served as a director of our company since June 2019. Dr. Stehman-Breen has served as the Chief Executive Officer of Winnow Therapeutics, Inc., a biotechnology company, since August 2025 and as a venture partner at F-Prime Capital since April 2025. Previously, Dr. Stehman-Breen served as the Chief Executive Officer and a member of the board of directors of Chroma Medicine, Inc., a biotechnology company, from December 2020 to December 2024. Prior to that, Dr. Stehman-Breen served as the Chief Development Officer of Obsidian Therapeutics,

Inc., a biotechnology company, from July 2019 to December 2020, as an entrepreneur-in-residence at Atlas Venture, serving as Chief Medical Officer of our company from March 2018 to July 2019 and as Chief Medical Officer of Disarm Therapeutics, Inc., a biotechnology company, from April 2018 to July 2019. Additionally, Dr. Stehman-Breen also served as Chief Medical Officer of Sarepta Therapeutics, Inc. from March 2017 to December 2017 and as Vice President, Clinical Development and Regulatory Affairs at Regeneron Pharmaceuticals, Inc., a biotechnology company. Dr. Stehman-Breen serves as a member of the board of directors of Tenaya Therapeutics, Inc. and Winnow Therapeutics, Inc. Dr. Stehman-Breen previously served as a member of the board of directors of Generation Bio Co. from December 2017 to February 2026. Dr. Stehman-Breen earned a B.A. in biology and psychology from Colby College, an M.Sc. degree in epidemiology from the University of Washington, where she also conducted her residency and fellowship training, and an M.D. from the University of Chicago. We believe Dr. Stehman-Breen is qualified to serve on our board based on her extensive leadership experience, including her experience with clinical development and regulatory matters and in the life science industry.

John G. Cox, 63, has served as our Chief Executive Officer and President and as a director of our company since March 2024. Previously, Mr. Cox served as the Chief Executive Officer and a member of the board of directors of Repertoire Immune Medicines, Inc., a biotechnology company, from January 2020 to November 2022. Prior to that, Mr. Cox served as the Executive Chairman of Torque Therapeutics, Inc., or Torque, a biotechnology company, from January 2019 until September 2019, and as the Chief Executive Officer of Torque from September 2019 until January 2020, when Torque merged with another company to form Repertoire Immune Medicines, Inc. From February 2017 to September 2018, Mr. Cox served as Chief Executive Officer of Bioverativ Inc., a biotechnology company, which was acquired by Sanofi S.A. in February 2018. From 2003 to February 2017, Mr. Cox served in various roles at Biogen Inc., a biopharmaceutical company. From May 2016 until February 2017, he led the process to spin-off Biogen Inc.’s hematology division into an independent company, which became Bioverativ Inc.; from 2015 to 2016, Mr. Cox served as Executive Vice President of Global Commercial, Pharmaceutical & Technical Operations; and from 2010 to 2015, Mr. Cox served as Executive Vice President of Pharmaceutical Operations & Technology. Mr. Cox has served as a member of the board of directors of Minovia Therapeutics Ltd., a biotechnology company, since 2019 and of Canopy-Immuno Therapeutics Ltd., a biotechnology company, since March 2023. Mr. Cox previously served as a member of the board of directors of Sigilon Therapeutics, Inc., a biotechnology company, from March 2019 to August 2023 and Repligen Corporation, a biotechnology company, from 2014 to February 2020. Mr. Cox holds a B.S. in biology from Arizona State University, an M.B.A. from the University of Michigan and an M.S. in cell biology from California State University. We believe that Mr. Cox is qualified to serve on our board of directors based on his extensive leadership experience, qualifications, attributes and skills, including his biotechnology company board and executive experience.

Class II Directors, Term Expiring at the 2028 Annual Meeting of Stockholders

Edward Hurwitz, 62, has served as a director of our company since November 2018. Mr. Hurwitz has served as Managing Director of Precision BioVentures LLC since he founded the firm in 2013. Mr. Hurwitz was a Managing Director at MPM Capital from January 2017 until March 2023 and a Director at Alta Partners from 2002 through December 2014. Prior to joining Alta Partners, Mr. Hurwitz served as Senior Vice President and CFO of Affymetrix, Inc. from 1997 to 2002. Prior to his service at Affymetrix, Mr. Hurwitz was a biotechnology research analyst for Robertson Stephens & Company and Smith Barney Shearson and a lawyer at Cooley Godward LLP. Mr. Hurwitz serves as a member of the board of directors of MacroGenics, Inc. and several private companies, and previously served as a director at Applied Genetic Technologies Corporation from 2012 to 2022. Mr. Hurwitz earned his J.D. and M.B.A. degrees from the University of California, Berkeley, and his B.A. in molecular biology from Cornell University. We believe Mr. Hurwitz is qualified to serve on our board based on his education and professional background in science, business management and law, his work as a research analyst, senior executive, and lawyer in the biotechnology industry, his experience investing in life science companies, and his experience as a director of public and private biotechnology companies.

Vikram Karnani, 51, has served as a director of our company since December 2025. Mr. Karnani has served as the President and Chief Executive Officer of Collegium Pharmaceutical, Inc. since November 2024. Previously, Mr. Karnani served as the Executive Vice President of Global Commercial and Medical Affairs, Rare Disease at Amgen Inc. from November 2023 to November 2024. Prior to its acquisition by Amgen Inc., Mr. Karnani served in various roles at Horizon Therapeutics from August 2014 to October 2023 including SVP, Rheumatology Business Unit, Chief Commercial Officer, and EVP and President of Global Commercial and Medical Affairs. Mr. Karnani serves on the board of directors of Briteseed LLC, a private company focused on smart medical devices, and Collegium Pharmaceutical, Inc. Mr. Karnani earned an M.B.A. from Northwestern University, M.S. in electrical engineering from Case Western Reserve University, and B.S. in electronic engineering from the University of Mumbai. We believe Mr. Karnani is qualified to serve on our board based on his professional background in the biotechnology industry, specifically his experience in leadership positions within the rare disease space.

Dirk Kersten, 51, has served as a director of our company since November 2018. Prior to his promotion to a managing partner as of January 2025 at Forbion, Mr. Kersten served as a general partner since October 2018 and currently manages the Forbion Growth Opportunities Fund. Mr. Kersten is a physicist by training and previously was a managing director at INKEF Capital from May 2014 to August 2018, where he was responsible for all healthcare investment activities. Prior to joining INKEF Capital, Mr. Kersten was a partner at Gilde Healthcare Partners from 2006 to 2014, including a period of three years when he led its U.S. operations. Mr. Kersten currently also serves on the board of directors of NorthSea Therapeutics B.V and Synox Therapeutics Limited, both private life sciences companies. Previously Mr. Kersten served on the board of directors of Ascendis Pharma A/S, Lanthio Pharma (prior to its acquisition by Morphosys AG), ProFibrix B.V. (prior to its acquisition by The Medicines Company), and Nightbalance B.V. (prior to its acquisition by Royal Philips). Mr. Kersten received his M.S. in physics from the University of Groningen in the Netherlands. We believe Mr. Kersten is qualified to serve on our board based on his scientific background, his extensive experience investing in life science companies and his experience as a director of biotechnology companies.

Class III Directors, Term Expiring at the 2029 Annual Meeting of Stockholders, if elected

David Lubner, 61, has served as a director of our company since March 2020. Mr. Lubner has served as a venture partner at RA Ventures since October 2025. Previously, Mr. Lubner served as Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc., a biotechnology company acquired by UCB S.A. in April 2020, from January 2016 until June 2020. Before joining Ra Pharmaceuticals, Mr. Lubner served as Chief Financial Officer of Tetraphase Pharmaceuticals, Inc., a biotechnology company, from its inception in 2006 to 2016, as Chief Financial Officer of PharMetrics Inc., a patient-based pharmacy and medical claims data informatics company, from 1999 until it was acquired by IMS Health in 2005 and as Vice President and Chief Financial Officer of ProScript, Inc. from 1996 to 1999. Mr. Lubner serves as a member of the board of directors of Arcellx Inc. and Crescent Biopharma, Inc. and several other private companies. Mr. Lubner previously served on the board of directors of Nightstar Therapeutics plc from 2017 until it was acquired by Biogen Inc. in June 2019, Therapeutics Acquisition Corporation (d/b/a as Research Alliance Corp. I), a blank check company focused on the healthcare industry from May 2020 to June 2021, Gemini Therapeutics, Inc. from 2020 to 2022, Point Biopharma, Inc. from 2021 until it was acquired by Eli Lilly & Co. in December 2023, Vor Biopharma, Inc. from 2020 to 2025 and Cargo Therapeutics, Inc. from 2023 to 2025. Mr. Lubner is a former Certified Public Accountant. He received his B.S. in business administration from Northeastern University and an M.S. in taxation from Bentley University. We believe Mr. Lubner is qualified to serve on our board based on his financial and leadership experience as a senior executive in the biotechnology industry and his experience as a director of a public biotechnology company, including serving as chair of the audit committee.

Brian Posner, 64, has served as a director of our company since October 2025. Mr. Posner has served as the President of the Point Rider Group LLC since he founded the firm in 2008, as well as Point Rider Group (UK) Ltd since its inception in 2023. Prior to founding the Point Rider Group, he served as the President, CEO, co-Chief Investment Officer, and Portfolio Manager at ClearBridge Investments from 2005 to 2008, Managing Member, co-Founder, and Portfolio Manager at Hygrove Partners LLC from 2000 to 2005, Partner and Managing Director at Warburg Pincus LLC from 1997 to 1999, and Vice President and Portfolio Manager at Fidelity Investments from 1987 to 1996. Mr. Posner has served on the board of directors of Arch Capital Group Ltd. since 2010 and has served as a special advisor at V2M Capital since 2021. Additionally, Mr. Posner has held several previous board of director positions including Biogen from 2008 to 2022, AQR Capital Management from 2011 to 2022 (where he also served as Chair), Bioverativ, a Sanofi company, from 2017 to 2018 (where he also served as Chair), the Mutual Fund Store from 2013 to 2016, BG Medicine from 2010 to 2012, and Anadys Pharmaceuticals in 2011. Mr. Posner earned his B.A. from Northwestern University, where he is a Life Trustee and serves on the Advisory Board of its Center for the Study of Diversity and Democracy. He also received his M.B.A. from the University of Chicago Booth School of Business. We believe Mr. Posner is qualified to serve on our board based on his leadership experience, specifically serving as an independent strategic advisor to several biotechnology companies and his biotechnology company board experience, as well as his extensive financial expertise.

Jason Rhodes, 56, has served as a director of our company since December 2017 and chairman of our board of directors since November 2018. Mr. Rhodes also served as our founding President and Chief Executive Officer from December 2017 to November 2018. Mr. Rhodes has been a partner at Atlas Venture since 2014. From 2010 to 2014, Mr. Rhodes was employed at Epizyme, Inc., a biotechnology company, where he most recently served as President and Chief Financial Officer. Mr. Rhodes serves as the chairman and a member of the board of directors of several private companies, and previously served as a director at Generation Bio Co. from October 2016 to February 2026, Replimune Group, Inc. from 2015 to 2022, Gemini Therapeutics, Inc. from 2016 to 2022 and Disarm Therapeutics, Inc. from 2016 to 2020. Mr. Rhodes earned a B.A. in history from Yale University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Rhodes is qualified to serve on our board based on his extensive knowledge of our company from his roles as our founding chief executive officer and chairman of our board of directors as well as his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF MR. LUBNER, MR. POSNER, AND MR. RHODES.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters for all committees and code of business conduct and ethics are available on the “Investors & Media” section of our website, www.dyne-tx.com. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Dyne Investor Relations, Dyne Therapeutics, Inc., 1560 Trapelo Road, Waltham, MA 02451, telephone: 857-341-1203, email: ir@dyne-tx.com.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Dyne and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

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our board’s principal responsibility is to oversee the management of Dyne;
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a majority of the members of our board shall be independent directors;
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the independent directors meet at least twice annually in executive session;
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directors have full and free access to management and, as necessary and appropriate, independent advisors;
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new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
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our board will conduct a self-evaluation annually to determine whether it is functioning effectively.

Director Independence

The rules of the Nasdaq Stock Market, or Nasdaq, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In February 2026, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that each of our then-serving directors, with the exception of John G. Cox, our President and Chief Executive Officer, was an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director had with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Cox is not an independent director under these rules because he is an executive officer of our company.

Board Leadership Structure

Currently, the roles of chairman of our board of directors and Chief Executive Officer are separated. Mr. Rhodes is the chairman of our board of directors and Mr. Cox is our Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our chairman of the board to lead the board of directors in providing advice to, and independent oversight of, our management. While our amended and restated by-laws and corporate governance guidelines do not require that chairman of our board of directors and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board’s Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the caption “Risk Factors” in our 2025 Annual Report. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees, which address risks inherent in their respective areas of oversight. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Our Vice President, Head of Compliance leads our compliance programs, and reports to our Senior Vice President, Head of Legal, who in turn reports to our Chief Executive Officer.

Our board of directors satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. This enables our board of directors to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee may have responsibility.

Our audit committee oversees risk management activities related to financial and information technology controls and financial, operational, privacy, security, cybersecurity, business continuity and legal and compliance risks. This includes a formal annual risk assessment process as well as ongoing assessment of relevant risks based upon changes in the industry and overall business environment. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. Our research and development committee oversees risk management activities in areas affecting our research and development. In addition, members of our senior management team attend our regular board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. We also engage outside advisors and experts to assist in the risk assessment process, to provide information to inform decision making and to identify trends and changes in the industry and overall business environment. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Director Nomination Process

Director Qualifications

While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

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Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
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Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company and a willingness and ability to contribute positively to the decision-making process of our company.
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Nominees should have a commitment to understand our company and its industry and to regularly attend and participate in meetings of our board of directors and its committees.

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Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
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Nominees should have the ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

A nominees’ background, including prior experience and knowledge of the life sciences industry, and the value of diversity on our board of directors is also considered by the nominating and corporate governance committee when evaluating director nominees. The nominating and corporate governance committee has not adopted a formal policy with respect to diversity, but believes that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the committee takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not apply any particular weighting of diversity or any other characteristic in evaluating nominees and directors. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations and meetings from time to time to evaluate biographical information and background material relating to potential candidates. Final candidates, if other than our current directors, are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. Mr. Posner was appointed to our board of directors in October 2025 upon the recommendation of our nominating and corporate governance committee following this process.

The nominating and corporate governance committee has utilized, and may in the future utilize, third-party search firms to identify director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, a statement as to the number of shares of our common stock beneficially owned by the stockholder making the recommendation, and certain other information as set forth in our amended and restated bylaws, to Nominating and Corporate Governance Committee, Attention: John G. Cox, President, Chief Executive Officer and Corporate Secretary, Dyne Therapeutics, Inc., 1560 Trapelo Road, Waltham, MA 02451. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in the section below entitled “Stockholder Proposals for our 2027 Annual Meeting,” the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others, as described above. If the board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Stockholders also have the right under our amended and restated bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals for our 2027 Annual Meeting.”

Communications with Our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address: Dyne Therapeutics, Inc., 1560 Trapelo Road, Waltham, MA 02451.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of our board of directors or the chair of the nominating and corporate governance committee, as applicable, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is (877) 306-4941.

Board Meetings and Attendance

Our board of directors met ten times during the year ended December 31, 2025, including telephonic meetings. During the year, each of our directors attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which he or she served.

Director Attendance at Annual Meeting

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors then in office attended our annual meeting of stockholders in 2025 virtually.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a research and development committee, each of which operate under a charter approved by our board of directors. Each committee’s charter is posted on the “Investors & Media” section of our website, www.dyne-tx.com.

Audit Committee

Our audit committee held five meetings during the year ended December 31, 2025. The members of our audit committee during the year ended December 31, 2025 were Dirk Kersten, Catherine Stehman-Breen, M.D., and David Lubner. As of February 2026, the members of our audit committee are Catherine Stehman-Breen, M.D., David Lubner and Brian Posner, and David Lubner is the chair of the audit committee. Our board of directors has determined that David Lubner is an “audit committee financial expert” as defined by applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our audit committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
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monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
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overseeing our risk assessment and risk management policies;
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establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;
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meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
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reviewing and approving or ratifying any related person transactions;
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overseeing our risk assessment and risk management with respect to privacy, security and cybersecurity; and
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preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Our compensation committee held seven meetings during the year ended December 31, 2025. The members of our compensation committee during the year ended December 31, 2025 were Edward Hurwitz, Dirk Kersten, and Catherine Stehman-Breen, M.D. As of February 2026, the members of our compensation committee are Edward Hurwitz, Vikram

Karnani, Dirk Kersten, and Brian Posner, and Dirk Kersten is the chair of the compensation committee. Our compensation committee’s responsibilities include:

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reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;
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overseeing an evaluation of our senior executives;
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overseeing and administering our cash and equity incentive plans;
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reviewing and making recommendations to our board of directors with respect to director compensation;
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reviewing and approving, or making recommendation to our board of directors with respect to, the implementation or revision of any compensation recovery policies, including our Dodd-Frank Compensation Recovery Policy, as well as overseeing the administration of such policies;
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reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure; and
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preparing the compensation committee report required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee held three meetings during the year ended December 31, 2025. The members of our nominating and corporate governance committee are David Lubner and Jason Rhodes, and Jason Rhodes is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

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recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
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reviewing and making recommendations to our board with respect to our board leadership structure;
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reviewing and making recommendations to our board with respect to management succession planning;
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developing and recommending to our board of directors corporate governance principles; and
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overseeing a periodic evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Research and Development Committee

Our research and development committee held twelve meetings during the year ended December 31, 2025. The members of our research and development committee are Carlo Incerti, M.D. and Catherine Stehman-Breen, M.D. Our research and development committee’s responsibilities include:

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reviewing, evaluating, and advising our board and management regarding the long-term strategic goals and objectives and the quality and direction of our research and development programs;
•
reviewing, evaluating and advising our board and management on the overall strategy, direction and effectiveness of our research and development initiatives, programs and related investments;
•
reviewing, evaluating, and advising our board and management regarding the regulatory strategy for our product candidates and programs;
•
monitoring and evaluating trends in research and development, and recommending to our board and management emerging technologies for building our technological strength;
•
providing recommendations regarding key discovery and development strategies to align with our business needs;
•
recommending approaches to acquiring and maintaining technology positions (including, but not limited to, through contracts, grants, collaborative efforts, alliances, and capital); advising our board and management on the scientific aspects of business development transactions;

•
regularly reviewing our research and development pipeline; and
•
assisting our board with its oversight responsibility for enterprise risk management in areas affecting our research and development.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is or has been a current or former officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, employees and designated agents, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. This code is available on the “Investors & Media” section of our website, www.dyne-tx.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Insider Trading Policy / Anti-Hedging Policy

We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of Company securities by our directors, officers, employees and other covered persons. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Insider Trading Policy, among other things, expressly prohibits all of our employees, including our named executive officers, directors and certain agents of the company that are designated by our chief executive officer, as well as certain of their family members and related entities, from engaging in short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of our securities.

Dodd-Frank Compensation Recovery Policy

We have adopted a Dodd-Frank Compensation Recovery Policy, or Clawback Policy, effective as of November 21, 2023, in accordance with Rule 10D-1 of the Exchange Act, and Nasdaq listing standards that is applicable to all of our current or former executive officers, or the Covered Persons. The Clawback Policy is administered and interpreted by our compensation committee. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is our policy to recover reasonably promptly the amount of erroneously awarded incentive-based compensation received by Covered Persons. The recovery of such compensation applies regardless of whether an executive engaged in misconduct or otherwise caused or contributed to the requirement for the accounting restatement.

Director Compensation

The table below shows all compensation to our non-employee directors, including compensation for their services as a member or a chair of one of our standing committees, during the year ended December 31, 2025. John G. Cox, our President and Chief Executive Officer, did not receive any additional compensation for service as a director during 2025. Mr. Cox’s compensation as an executive officer is set forth below under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
	($)	($)(1)	($)(2)	($)
Jason Rhodes	90,000	—	264,506	354,506
Edward Hurwitz	52,500	—	264,506	317,006
Carlo Incerti, M.D.	52,500	—	264,506	317,006
Vikram Karnani (3)	—	—	798,986	798,986
Dirk Kersten	70,000	—	264,506	334,506
David Lubner	70,000	—	264,506	334,506
Brian S. Posner (4)	11,250	—	559,909	571,159
Catherine Stehman-Breen, M.D.	62,500	—	264,506	327,006

_________________________________________________________________________________________________________________________

(1)
As of December 31, 2025, the aggregate number of shares of our common stock held pursuant to restricted stock awards by each non-employee director was as follows: Mr. Rhodes, 0 shares; Mr. Hurwitz, 0 shares; Dr. Incerti, 0 shares; Mr. Karnani, 0 shares; Mr. Kersten, 0 shares; Mr. Lubner, 0 shares; Mr. Posner, 0 shares; and Dr. Stehman-Breen, 0 shares.
(2)
The amounts reported represent the aggregate grant date fair value of stock options awarded in 2025, calculated in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. As of December 31, 2025, our non-employee directors Mr. Lubner and Dr. Stehman-Breen each owned 154,855 shares of common stock subject to outstanding option awards exercisable as of December 31, 2025; Mr. Rhodes, Mr. Hurwitz and Mr. Kersten each owned 89,225 shares of common stock subject to outstanding option awards exercisable as of December 31, 2025, Dr. Incerti owned 72,726 shares of common stock subject to outstanding option awards exercisable as of December 31, 2025, Mr. Posner owned 3,889 shares of common stock subject to outstanding option awards exercisable as of December 31, 2025, and Mr. Karnani owned zero shares of common stock subject to outstanding option awards exercisable as of December 31, 2025.
(3)
Mr. Karnani was appointed to the board of directors as of December 22, 2025. As such, he earned no cash compensation as of December 31, 2025. The amount opposite his name under "Option Awards" reflects the grant date fair value of stock options awarded to Mr. Karnani upon his appointment to the board of directors.
(4)
Mr. Posner was appointed to the board of directors as of October 1, 2025. As such, he earned one quarter of annual cash compensation as of December 31, 2025. The amount opposite his name under "Option Awards" reflects the grant date fair value of stock options awarded to Mr. Posner upon his appointment to the board of directors.

Non-Employee Director Compensation Program

Under our non-employee director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and of each committee receives higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. We also make initial and annual equity awards to our non-employee directors and reimburse them for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which they serve.

2025 Non-Employee Director Compensation Program

Under our non-employee director compensation program for 2025, the cash fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director was a member were as follows:

	Member Annual Fee	Chair Additional Annual Fee
Board of Directors	$45,000	$35,000
Audit Committee	10,000	10,000
Compensation Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000
Research and Development Committee	7,500	7,500

Each non-employee director upon his or her initial election or appointment to the board of directors shall receive an option to purchase shares of common stock with an equivalent fair value of $800,000 determined using a Black-Scholes valuation model (provided that the number of shares of common stock subject to the option may not exceed 70,000 shares) and the annual grant to each non-employee director that has served on our board of directors for at least six months shall be an option to purchase shares of common stock with an equivalent fair value of $400,000 determined using a Black-Scholes valuation model (provided that the number of shares of common stock subject to the option may not exceed 35,000 shares). Each of these options vest in equal monthly installments until all shares are vested on the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under our non-employee director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant and have a term of ten years.

Limitations of Liability and Indemnification Matters

Our Restated Certificate of Incorporation limits the liability of our directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

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for any breach of the director’s duty of loyalty to us or our stockholders;
•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
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for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
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for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our Restated Certificate of Incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with all of our executive officers and directors. These indemnification agreements may require us, among other things, to indemnify each such executive officer or director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred in any action or proceeding arising out of service as one of our executive officers or directors.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, or the Securities Act, and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2025 and discussed them with Company management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

We have received from, and discussed with, Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States such matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. In addition, we have received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence and have discussed with Deloitte & Touche LLP its independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

David Lubner, Chair

Dirk Kersten

Catherine Stehman-Breen, M.D.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

The section of this proxy statement titled “Executive Compensation” beginning on page 24, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by our compensation committee and our board of directors for the year ended December 31, 2025. As we describe in greater detail in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to reward value creation for stockholders and progress towards achieving our mission and promote company performance. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage strong performance, and our board of directors believes that this link between compensation and the achievement of our short- and long-term business goals has helped drive our performance over time.

Our board of directors is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the Company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the board of directors (or any committee thereof). However, our compensation committee and our board of directors value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for named executive officers.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS PROPOSAL.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers, including their ages as of April , 2026:

Name	Age	Position
John G. Cox	63	Chief Executive Officer, President and Director
Erick Lucera	58	Chief Financial Officer and Treasurer
Johanna Friedl-Naderer	58	Chief Commercial Officer
Douglas Kerr, M.D., Ph.D	59	Chief Medical Officer

The following is a biographical summary of the experience of our executive officers.

John G. Cox is our Chief Executive Officer and President and a director. Please see "Proposal No. 1 - Election of Directors" for biographical information regarding Mr. Cox.

Erick Lucera has served as our Chief Financial Officer and Treasurer since March 2025. Prior to joining us, Mr. Lucera served as the Chief Financial Officer of Editas Medicine, Inc., a biotechnology company, from May 2023 to March 2025. Prior to that, Mr. Lucera served as the Chief Financial Officer of AVEO Pharmaceuticals, Inc., a commercial-stage biopharmaceutical company, from January 2020 until its acquisition by LG Chem, Ltd. in March 2023. From August 2016 to January 2020, Mr. Lucera served as Chief Financial Officer of Valeritas Holdings, Inc., a commercial-stage medical technology company. In February 2020, Valeritas Holdings, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. Mr. Lucera has served on the boards of directors of Beyond Air, Inc., a public commercial-stage medical device and biopharmaceutical company, since August 2017 and SAB Biotherapeutics, Inc., a public clinical-stage biopharmaceutical company, since April 2023. He previously served on the board of directors of Bone Biologics Corporation, a public medical device company, from October 2021 until December 2023. Mr. Lucera holds a C.P.H. from Harvard University, an M.S. in finance from Boston College, an MBA from Indiana University, Bloomington, and a B.S. in accounting from the University of Delaware. Mr. Lucera currently holds a CFA designation.

Johanna Friedl-Naderer has served as our Chief Commercial Officer since September 2024. Prior to joining us, Ms. Friedl-Naderer served as Executive Vice President and Chief Operating Officer of Vir Biotechnology, Inc. in the field of infectious disease from March 2022 to March 2024. As president Europe, Canada & Partner Markets for Biogen Inc. from November 2019 to January 2022, she led her team to launch multiple specialty and rare disease products across 35 markets. During her more than 20-year tenure at Biogen, she held positions of increasing responsibility across a wide range of functions, building and leading teams in advancing access to medicines for the treatment of neurological conditions, including multiple sclerosis, spinal muscular atrophy, amyotrophic lateral sclerosis and Alzheimer’s disease. Ms. Friedl-Naderer has also served on several boards including the European Federation of Pharmaceutical Industries & Associations.

Douglas Kerr, M.D., Ph.D., has served as our Chief Medical Officer since September 2024. Prior to joining us, Dr. Kerr was a venture partner at Atlas Venture from December 2023 to August 2024. Prior to that, he served as head of research and development at Generation Bio Co, a biotechnology company, from August 2017 to May 2019, its chief development officer from May 2019 to November 2020 and as its Chief Medical Officer from November 2020 to December 2023. Previously, he oversaw neurology-focused franchises at Shire plc, and prior to that he held senior positions at Biogen Inc. where he was the global lead for a series of programs in Alzheimer’s disease, amyotrophic lateral sclerosis and spinal muscular atrophy. Dr. Kerr has served as a member of the board of directors of several biotechnology companies including BlueRock Therapeutics, LP, Trace Neuroscience, Inc., AAVantgarde Bio, s.r.l, and GenRab Therapeutics, Inc. Dr. Kerr holds a B.A. in biochemistry from Princeton University and an M.D. from Jefferson Medical College, as well as his Ph.D. in molecular biology from Thomas Jefferson University. He obtained his MBA, with a specialization in entrepreneurship and finance, from Northeastern University and completed his medical residency at Johns Hopkins School of Medicine and served on their faculty for 10 years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses our executive compensation philosophy, objectives, program and process, as well as the compensation paid to our named executive officers, or NEOs, in the fiscal year ended December 31, 2025. Our NEOs for the fiscal year ended December 31, 2025 were as follows:

•
John G. Cox, our President and Chief Executive Officer;
•
Erick Lucera, our Chief Financial Officer;
•
Johanna Friedl-Naderer, our Chief Commercial Officer;
•
Douglas Kerr, our Chief Medical Officer;
•
Richard Scalzo, our former Senior Vice President, Head of Finance and Administration who ceased serving as our Senior Vice President, Head of Finance and Administration on March 31, 2025; and
•
Oxana Beskrovnaya, our current Chief Innovation Officer and former Chief Scientific Officer who ceased serving as our Chief Scientific Officer on May 7, 2025.

Corporate Background and Highlights for 2025

We are a clinical-stage company focused on delivering functional improvement for people living with genetically driven neuromuscular diseases. Our proprietary FORCE platform is designed to leverage the transferrin receptor 1, or TfR1, to deliver targeted therapeutics to muscle tissue and the central nervous system, or CNS. The FORCE platform utilizes an antigen-binding fragment antibody, or Fab, targeting TfR1 conjugated to a payload that we rationally design to target the genetic basis of the disease we are seeking to treat. With our FORCE platform, we have the flexibility to deploy different classes of payloads (such as oligonucleotides and enzymes) with specific mechanisms of action that modify target functions. We currently leverage this modularity to focus on neuromuscular diseases with high unmet need, with etiologic targets and with clear translational potential from preclinical disease models to well-defined clinical development and regulatory pathways.

Using our FORCE platform, we are assembling a broad portfolio of product candidates, including product candidates being developed for Duchenne muscular dystrophy, or DMD, myotonic dystrophy type 1, or DM1, facioscapulohumeral dystrophy, or FSHD, and Pompe disease. In addition, we plan to expand our portfolio through development efforts focused on diseases involving the CNS, rare skeletal muscle diseases, and cardiac and metabolic muscle diseases, including some with larger patient populations. We have identified product candidates for each of our DMD (amenable to skipping exons 51, 53, 45, 44 and 55), DM1, FSHD and Pompe programs that are in varying stages of preclinical and clinical development, including our product candidate zeleciment rostudirsen, or z-rostudirsen (also known as DYNE-251), which is currently being evaluated in the DELIVER trial, a global Phase 1/2 clinical trial in patients with DMD amenable to exon 51 skipping, and our product candidate zeleciment basivarsen, or z-basivarsen (also known as DYNE-101) which is currently being evaluated in the ACHIEVE trial, a global Phase 1/2 clinical trial in patients with DM1.

In 2025, we progressed the clinical development of our product candidates z-rostudirsen and z-basivarsen, and progressed and expanded our early-stage pipeline programs for neuromuscular diseases. Some 2025 business milestones include:

Z-rostudirsen for DMD amenable to exon 51 skipping: We continued to progress the development of z-rostudirsen through the conduct of our DELIVER clinical trial of z-rostudirsen for the treatment of patients with DMD who have mutations amenable to exon 51 skipping. In December 2025, we announced positive topline data from the registrational expansion cohort of 32 patients in the DELIVER trial. The registrational expansion cohort met its primary endpoint of demonstrating a statistically significant increase in muscle content-adjusted dystrophin at six months and functional improvement was observed across multiple clinical endpoints. In 2025, we increased our readiness for the potential commercial launch of z-rostudirsen by building out our team, filling critical management positions and also expanding our commercial and manufacturing teams.

Z-basivarsen for DM1: We continued to progress the development of z-basivarsen through the conduct of our ACHIEVE clinical trial of z-basivarsen for the treatment of patients with DM1. In January 2025, we announced the completion of the multiple ascending dose portion of the trial and announced significant splicing correction at three months compared to baseline and observed improvement across multiple functional endpoints at the registration dose of 6.8 mg/kg administered once every eight weeks, or Q8W. In June and October 2025, we reported positive long-term efficacy and safety data from adult DM1 patients enrolled in the MAD portion of the ACHIEVE trial including data from the 6.8 mg/kg Q8W cohort (n=6) at up to 12 months, showing robust and sustained improvement in myotonia as measured by video hand-opening time.

DYNE-302 for FSHD: We continued to leverage our FORCETM platform, announcing further data in preclinical mouse models that continue demonstrating robust and durable DUX4 suppression and functional benefit.

DMD Franchise: We identified four development candidates (DYNE-253, DYNE-245, DYNE-244 and DYNE-255) for IND-enabling studies for the potential treatment of DMD amenable to skipping exons 53, 45, 44 and 55, respectively.

Financing Activities: As of December 31, 2025, we had cash, cash equivalents and marketable securities of $1.1 billion. In 2025, we extended our estimated cash runway into the first quarter of 2028. We raised:

•
An aggregate of $140.6 million in net proceeds from sales under our at-the-market offering facility; and
•
An aggregate of $594.0 million in net proceeds from equity offerings in July and December.

We also entered into a loan and security agreement with Hercules Capital, Inc., under which we received two tranche loans for an aggregate of $148.3 million in net proceeds.

Compensation Objectives and Philosophy

Our mission is to develop life-transforming therapeutics for people living with genetically driven neuromuscular diseases. Our product candidates are in varying stages of preclinical and clinical development, and we have not completed clinical development of any product candidate or commercialized any product candidate to date. To achieve our clinical and future commercialization objectives, we must attract, retain and motivate executives that have significant industry and scientific experience, including in the areas of research and development and commercialization, within the competitive biotechnology industry. Our compensation committee has developed and administers our executive compensation program with these considerations in mind to deliver incentives that balance our retention and motivation objectives while rewarding executives for realization of long-term objectives and our ability to create sustained value for our stockholders and the execution of strategic annual goals that are critical to the execution of our business plan.

To this end, the primary objectives of our executive compensation program are to:

•
Attract and retain highly qualified executives and other employees with extensive industry, business or scientific experience and skills that are key to our long-term success by providing market competitive compensation that provides significant retentive and motivational value;
•
Motivate and reward executives for our successful achievement of core strategic and operational goals; and
•
Provide incentives that directly align executives' interests with those of our stockholders to encourage a focus on long-term, sustained value creation.

Overview of Executive Compensation Process

Each year, our compensation committee reviews and approves annual base salary and bonus targets for the following year and annual equity grants for the current year, as well as annual performance-based cash bonuses for the prior year. Our compensation committee may also review or determine the compensation of our executive officers throughout the course of the year, including in connection with new hires, promotions or other special circumstances as our compensation committee determines appropriate.

Role of the Compensation Committee

Our compensation committee is responsible for establishing and overseeing our executive compensation program. Our compensation committee sets base salaries and bonus targets, and grants bonuses and equity incentive awards to our executive officers. The compensation committee conducts a performance evaluation of our Chief Executive Officer and solicits and reviews our Chief Executive Officer's recommendations with respect to performance and adjustments to compensation opportunities for our other executive officers. The compensation committee also consults with our board of directors as to the design and achievement of corporate goals that drive compensation awards.

In making decisions about the compensation of our NEOs, the compensation committee takes a well-rounded approach that considers a number of factors, which may include:

•
our executive compensation program objectives;
•
our clinical and commercialization progress and other elements of operational or strategic performance;
•
relevant competitive market data and analyses prepared by our compensation consultant;
•
the expected future contribution of each individual executive officer in furthering achievement of our strategic and operational goals, including our clinical and commercialization objectives;
•
the current outlook of the biotechnology executive labor market generally;
•
the value and structure of historical compensation awards made to our executive officers, including the dilution and expense associated with stock-based compensation; and
•
internal pay equity, taking into consideration each individual’s impact on our business and performance.

These factors provide a framework for decision-making regarding compensation opportunities and final compensation determinations for each NEO. No single factor is determinative in the compensation committee’s decision-making, or weighted in any predetermined manner, except with respect to our annual performance-based cash bonuses. Rather, the compensation committee members arrive at compensation decisions after considering relevant factors in light of their individual experience, business judgment and knowledge of our company, each executive, and the competitive market.

Our compensation committee also considers stockholder input in determining compensation policies and decisions. At our 2025 annual meeting of stockholders, our stockholders approved by a significant majority, on a non-binding advisory basis, the compensation of our NEOs and recommended, on a non-binding advisory basis, that future advisory votes on the compensation of our NEOs be held every year. Our compensation committee believes that the results of the “say on pay” vote support our compensation policies and decisions, and accordingly decided to maintain our general approach to executive compensation. These annual advisory votes may also inform the compensation committee's decision-making process in the future.

Role of the Chief Executive Officer and Management

As part of our annual compensation process, our Chief Executive Officer prepares performance reviews for executive officers other than himself and recommends annual salary increases, annual equity incentive awards and an achievement percentage of our company's corporate goals used to determine the annual cash incentive bonus to the compensation committee. Our Chief Executive Officer is not present during any deliberations or decision-making regarding his own compensation. As noted above, the compensation committee considers these recommendations as one factor in determining the compensation of our executive officers. In performing its responsibilities, the compensation committee also consults with other members of our management, including our Chief Financial Officer, Chief Human Resources Officer and Senior Vice President, Head of Legal.

Role of the Compensation Consultant

During its annual compensation review, our compensation committee also consults with external advisors. Prior to April 2025, the compensation committee engaged Compensia, Inc., or Compensia, as its independent compensation consultant to provide comparative data on executive and board of director compensation practices in our industry and assess our executive and board of directors' compensation relative to comparable companies. In April 2025, the compensation committee engaged Alpine Rewards, LLC, or Alpine Rewards, as its independent compensation consultant in lieu of Compensia for the remainder of 2025.

Prior to April 2025, Compensia provided analysis and recommendations regarding:

•
trends and emerging topics with respect to executive compensation;
•
peer group selection for executive and board of directors' compensation benchmarking;
•
broad-based equity strategy and guidelines;
•
compensation practices of our peer group;
•
compensation philosophy and programs for executives and non-executives; and
•
board of directors' compensation.

Since its engagement in April 2025, Alpine Rewards provided analysis and recommendations in the same areas of focus.

Compensia and Alpine Rewards were each engaged exclusively by the compensation committee and neither has been retained by management to perform any work for the Company other than projects performed at the direction of the compensation committee. Compensia periodically met, and Alpine Rewards periodically meets, with certain members of the Company’s senior management team for purposes of gathering information for its analyses and recommendations. In addition, when requested, Compensia and Alpine Rewards representatives attended meetings of the compensation committee. The compensation committee reviewed information regarding the independence and potential conflicts of interest of each of Compensia and Alpine Rewards, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that neither the engagement of Compensia nor the engagement of Alpine Rewards raised any conflict of interest.

Defining and Comparing Compensation Benchmarks

To achieve its objectives, our compensation committee evaluates our executive compensation program by considering compensation for comparable positions in the market. Specifically, our compensation committee endeavors to deliver market-competitive compensation opportunities across the elements of compensation we provide, which primarily includes base salaries, annual cash incentives and long-term equity incentives typically in the form of restricted stock units, or RSUs, and stock options.

To assess the market competitiveness and structure of our compensation, the compensation committee compares our executive compensation against a peer group of companies. The compensation committee reviews the companies in our peer group annually, reviews its compensation consultant's recommendations regarding which companies should be included in the peer group and makes adjustments as necessary to account for the dynamic nature of the biotechnology industry and to ensure the peer group continues to properly reflect comparable companies based on industry, stage of development, market capitalization and headcount, as well as companies with which we compete for talented executives. The compensation committee also annually reviews the executive pay practices of other similarly situated companies as reported through the survey data reported by the Radford Global Life Sciences Survey.

The compensation committee believes the compensation practices of our peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our NEOs. Notwithstanding the similarities of the peer group to our company, due to the nature of our business, we compete for executive talent with many companies that are larger and more established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that our compensation committee vary from its historic compensation practices or deviate from its general compensation philosophy under certain circumstances

In developing the peer group of companies that we used to determine annual base salaries and bonus targets for 2025 for our executives, our compensation committee, with the assistance of Compensia, established a peer group based on the following primary and refinement criteria:

•
companies within the biotechnology and pharmaceutical industries (with a preference towards companies focused on severe muscle diseases);
•
companies with a market capitalization of between approximately 0.25x to 3x Dyne's 30-trading day average market cap at the time of selection;
•
pre-commercial, clinical stage companies with drugs in phase 1, 2 and/or 3 of development with the FDA;
•
companies with employee populations of not more than 250 persons; and
•
public companies based in the United States whose compensation and financial data are available in proxy statements or other public documents.

Based on these criteria, this peer group was comprised of the following companies:

Arcellx*	Cytokinetics	Nuvalent*
Arvinas*	Denali Therapeutics	Revolution Medicines*
Beam Therapeutics	IDEAYA Biosciences	Rocket Pharmaceuticals*
BridgeBio Pharma*	Immunovant	Xenon Pharmaceuticals
Celldex Therapeutics	Intellia Therapeutics
Crinetics Pharmaceuticals	Keros Therapeutics*
CRISPR Therapeutics AG*	Kymera Therapeutics

*: Reflects companies removed from the updated peer group approved in August 2025, as outlined below.

In August 2025, as part of its annual review of our peer group, the compensation committee approved, with the assistance of Alpine Rewards, a revised peer group based on the following primary and refinement criteria:

•
companies at a similar stage of clinical development and therapeutic focus;
•
companies with a comparable then-current market capitalization;
•
companies with employee populations generally fewer than 600 employees;
•
companies with research and development expense in the prior 12 months greater than $150 million; and
•
companies in "hub" locations to reflect local talent market expectations.

Avidity Biosciences**	Edgewise Therapeutics**	Vera Therapeutics**
Beam Therapeutics	IDEAYA Biosciences	Viridian Therapeutics**
Biohaven**	Immunovant	Wave Life Sciences**
Celldex Therapeutics	Intellia Therapeutics	Xenon Pharmaceuticals
Crinetics Pharmaceuticals	Kymera Therapeutics	Zymeworks**
Cytokinetics	Nurix Therapeutics**
Denali Therapeutics	Stoke Therapeutics**

**: Reflects new companies added to the peer group in August 2025.

The peer group approved in August 2025 outlined above was used to determine the cash and equity compensation for our executives for 2026.

Executive Compensation Policies and Practices

We engage in the following practices so that our executive compensation program achieves our objectives and is aligned with our stockholders’ interests:

What We Do	What We Don’t Do

✓  Maintain an industry-specific peer group for benchmarking pay

✓  Target pay based on market norms

✓  Design overall executive compensation programs to align pay and performance over the short and long terms

✓  Use multiple incentive plan metrics covering key scientific, operational, strategic and people goals

✓  Maintain a clawback policy for equity and incentive compensation

✓  Offer market-competitive benefits for executives that are consistent with the rest of our employees

✓  Our compensation committee engages its own independent compensation consultant to assist the committee in its review of executive and director compensation practices

×    Guaranteed annual salary increases or guaranteed bonuses

×    Allow hedging of company stock

×    Re-price stock options

×    Provide excessive perquisites

×    Provide supplemental executive retirement plans

×    Provide tax gross ups for excise tax

✓ Perform a risk assessment on our compensation programs ✓ Have double trigger (versus single trigger) vesting of outstanding equity awards following a change in control

Executive Compensation Elements

The primary elements of our executive compensation program are:

•
base salary;
•
annual performance-based cash bonuses;
•
equity incentive awards;
•
severance and change in control benefits;
•
broad-based health and welfare benefits; and
•
broad-based 401(k).

Our compensation committee uses market data provided by the compensation committee's compensation consultant and the compensation committee's judgment to allocate long-term and short-term compensation for our NEOs, in alignment with our pay-for-performance philosophy and the long-term interests of stockholders. After reviewing information provided by the compensation committee's compensation consultant and other relevant data, our compensation committee exercises its judgment to determine what it believes to be the appropriate level and mix of the various compensation components. The committee generally strives to provide our NEOs with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between long-term and short-term compensation is to ensure adequate base compensation to attract and retain talent, while providing incentives to maximize long-term value for our company and our stockholders. Therefore, we provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of performance-based cash bonuses to incentivize and reward performance based on specific annual company goals. To further focus our NEOs on longer-term performance, we rely upon equity-based awards that vest over a meaningful period of time, thereby reinforcing stockholder value creation. In addition, we provide our executives with benefits that are available to all employees, including medical, vision and dental insurance; life and disability insurance; medical and dependent care flexible spending accounts; and a 401(k) plan. Finally, we offer our executives severance benefits to align with market practice and to incentivize them to continue to strive to achieve stockholder value in connection with change in control situations.

Base Salaries

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. Base salaries for our NEOs typically are established through arm’s length negotiation at the time the NEO is hired, taking into account the position for which the NEO is being considered and the NEO’s qualifications, prior experience and salary expectations, as well as benchmarking market data from the compensation committee’s compensation consultant. Our compensation committee targets base salaries of our NEOs between the 50th and 60th percentile of our peer group. None of our NEOs is currently party to an employment agreement that provides for automatic or scheduled increases in base salary and we do not provide formulaic base salary increases to our NEOs. However, on an annual basis, our compensation committee reviews and evaluates, with input from our Chief Executive Officer (other than with respect to himself), the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of a NEO’s responsibilities, including promotions, the individual contributions made by, and performance of, the NEO during the prior year, the NEO’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the NEO’s salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with other companies.

In December 2024, based on a review of market data provided by Compensia, the current compensation levels of our NEOs and company performance and individual contributions, our compensation committee approved 2025 salary increases for Mr. Cox, Dr. Kerr, Ms. Friedl-Naderer, Dr. Beskrovnaya and Mr. Scalzo. The 2025 base salary for Mr. Lucera was set pursuant to the terms of his offer letter entered into in March 2025.

The 2024 and 2025 annual base salaries of each of our NEOs were:

Name	2024 Annualized Base Salary	2025 Annualized Base Salary
	($)	($)	% Change
John G. Cox (1)	700,000	721,000	3%
Erick Lucera (2)	—	520,000	—
Johanna Friedl-Naderer (3)	572,255	610,691	6%
Douglas Kerr (4)	530,000	537,000	1%
Richard Scalzo (5)	403,000	430,000	6%
Oxana Beskrovnaya (6)	506,000	531,500	5%

_________________________________________________________________________________________________

(1)
Mr. Cox began serving as our President and Chief Executive Officer on March 25, 2024.
(2)
Mr. Lucera began serving as our Chief Financial Officer on March 31, 2025.
(3)
Ms. Friedl-Naderer began serving as our Chief Commercial Officer on September 3, 2024. Ms. Friedl-Naderer's annualized base salary in 2024 and 2025 was 500,000 Swiss Francs and 506,000 Swiss Francs, respectively. The amount shown in the table above for her 2024 annualized base salary was converted to USD at a rate of $1.1445 per Swiss Franc, which was the average exchange rate from September 3, 2024 to December 31, 2024, the time period for which she was employed as our Chief Commercial Officer in 2024. Similarly, the amount shown in the table above for her 2025 annualized base salary was converted to USD at a rate of $1.2069 per Swiss Franc, which was the average exchange rate from January 1, 2025 to December 31, 2025.
(4)
Dr. Kerr began serving as our Chief Medical Officer on September 3, 2024.
(5)
Mr. Scalzo ceased serving as our Senior Vice President, Head of Finance and Administration on March 31, 2025.
(6)
Dr. Beskrovnaya ceased serving as our Chief Scientific Officer and became our Chief Innovation Officer on May 7, 2025.

Annual Performance-based Cash Bonuses

Our annual performance-based cash bonus program is designed to motivate and reward our NEOs for achievements relative to our corporate objectives and expectations for each fiscal year and to provide annual performance-based cash bonuses that target between the 50th and 60th percentile of our peer group. The target bonus opportunity for our Chief Executive Officer is determined by our compensation committee, and the target bonus opportunity for all other NEOs is determined by our compensation committee with input from our Chief Executive Officer.

For 2025, our compensation committee set the following target bonus opportunities for each NEO.

Name	2025 Annualized Base Salary	Target Bonus	Target Bonus Award
	($)%		($)
John G. Cox (1)	721,000	60%	432,600
Erick Lucera (2)	520,000	40%	208,000
Johanna Friedl-Naderer (3)	610,691	40%	244,277
Douglas Kerr (1)	537,000	40%	214,800
Richard Scalzo (4)	430,000	35%	150,500
Oxana Beskrovnaya (1)	531,500	40%	212,600

_________________________________________________________________________________________________

(1)
These amounts reflect the full year bonus opportunity, which was received as this individual served for the full year.
(2)
Mr. Lucera's 2025 target bonus opportunity was established at the time of his hire. This amount reflects the full year bonus opportunity, which Mr. Lucera received.
(3)
Ms. Friedl-Naderer's 2025 annualized base salary was 506,000 Swiss Francs and her target bonus award was 202,400 Swiss Francs. The amounts shown in the table above were converted to USD at a rate of $1.2069 per Swiss Franc, which was the average exchange rate from January 1, 2025 to December 31, 2025.
(4)
Mr. Scalzo was not eligible for a 2025 bonus award under the terms of his separation agreement.

In February 2025, our compensation committee recommended, and our board of directors approved and established, the following corporate goals to assess our 2025 corporate performance. In February 2026, the compensation committee reviewed our achievements against these 2025 corporate goals to arrive at a corporate performance score of 95% to be used for purposes of calculating 2025 bonus payments. In making this determination, our compensation committee considered the significant clinical and regulatory progress made during 2025 and execution on our capital strategy to extend our expected cash runway into the first quarter of 2028. To the extent corporate goals are partially achieved or exceeded, our compensation committee may approve a partial achievement or overachievement percentage to each goal, as applicable.

2025 Corporate Goals	Relative Weighting (%)	Company Performance Assessment
Clinical and Pre-clinical Development • Meet specified clinical development, regulatory and manufacturing goals and milestones for our clinical-stage programs and related Phase I/II clinical trials of z-rostudirsen in DMD amenable to exon 51 skipping (DELIVER) and z-basivarsen in DM1 (ACHIEVE) • Enable launch readiness for z-rostudirsen and z-basivarsen • Meet specified goals related to development of our preclinical programs, including DMD amenable to skipping exons 53, 45, 44, and 55 and Pompe	52.5%

Complete - 46.5% Achievement

2025 Highlights

•
Continued engagement and progress in regulatory interactions relating to both programs
•
Topline readout of DELIVER registrational expansion cohort showing primary endpoint met and continued favorable safety profile
•
Readouts from multiple ascending dose portions of ACHIEVE and DELIVER throughout the year.
•
Expanded internal launch preparation capabilities, including commercial and manufacturing team buildouts and broadening supply chain.
•
Designated development candidates DYNE-253, DYNE-245, DYNE-244 and DYNE-255

Corporate and Business Development • Meet specified goals related to capital strategy, business development, company culture and external stakeholder engagement	47.5%

Complete - 48.5% Achievement

2025 Highlights

•
Extended cash runway into the first quarter of 2028 by raising:
o
$594.0 million in net proceeds from equity financings in July and December 2025
o
$140.6 million in aggregate net proceeds from sales under our at-the-market facility
o
$148.3 million in aggregate net proceeds from two tranche loans under our loan agreement with Hercules Capital, Inc.
•
Filled key positions, focusing on attracting and maintaining a highly skilled and engaged workforce and strong company culture

The following table presents the annual performance-based cash bonuses for each of our NEOs for 2025, as approved by the compensation committee, which were based entirely on the achievement of our corporate performance goals and the corporate achievement score of 95% determined by the compensation committee, as described above.

Name	2025 Annualized Base Salary		Target Bonus		Achievement		2025 Annual Cash Bonus
	($)%				%		($)
John G. Cox	721,000	x	60%	x	95%	=	410,970
Erick Lucera	520,000	x	40%	x	95%	=	197,600
Johanna Friedl-Naderer (1)	610,691	x	40%	x	95%	=	232,063
Douglas Kerr	537,000	x	40%	x	95%	=	204,060
Richard Scalzo (2)	430,000	x	35%	x	0%	=	—
Oxana Beskrovnaya	531,500	x	40%	x	95%	=	201,970

_________________________________________________________________________________________________

(1)
The 2025 annual cash bonus awarded to Ms. Friedl-Naderer was 192,300 Swiss Francs based upon a salary of 506,000 Swiss Francs. The amounts shown in the table above were converted to USD at a rate of $1.2069 per Swiss Franc, which was the average exchange rate from January 1, 2025 to December 31, 2025.
(2)
Mr. Scalzo was not eligible for a 2025 bonus award under the terms of his separation agreement.

Equity Incentive Awards

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants create an ownership culture and help to align the interests of our executive officers and our stockholders. We consider the value from the exercise of stock options to be inherently performance-based, particularly given our pre-commercial stage of development, providing our executive officers, including our NEOs, with a strong incentive to successfully achieve key long-term business objectives. We believe the grant of stock options to our executive officers, which includes our NEOs, creates alignment with the goals of our stockholders such that a significant portion of our executive officers' potential compensation is derived from appreciation in our stock price. In addition, we believe that equity grants' periodic vesting schedules promote executive retention by incentivizing our executive officers to remain in our employment during the vesting period.

We have used stock options and RSUs to compensate our executive officers in the form of initial grants in connection with the commencement of employment and have granted stock options and RSUs as annual grants. In addition, from time to time we have granted certain employees, including our NEOs, supplemental stock options and RSUs in order to further promote retention and emphasize individual executive officers' impact on our organizational success. The stock options and RSUs that we have granted to our executive officers are typically subject to service-based vesting, generally over four years following the vesting commencement date, and in certain cases include performance conditions. In July 2025, we granted to certain of our executives, including our NEOs, stock options that included a combination of service-based and market-based vesting conditions. Upon certain terminations of employment in connection with a change of control, vesting is fully accelerated. Prior to the exercise of a stock option or the vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such option or RSU, including no voting rights and no right to receive dividends or dividend equivalents.

Annual Equity Grants

Previously, annual equity grants were typically granted to our NEOs in November or December of the applicable year. However in 2025, in order to align annual equity grants with our cash bonus and annual performance review cycle, we determined to begin making annual grants in the first quarter of the year, starting with 2026. No annual equity grant was given in the 2025 fiscal year. In February 2026, our compensation committee made annual equity incentive awards in the form of stock options and RSUs to our NEOs employed at that time.

None of our NEOs is currently party to an employment agreement that provides for an automatic award of equity grants, other than initial equity awards made in connection with the start of employment.

New Hire Equity Grants

In connection with the start of Mr. Lucera's employment on March 31, 2025, the compensation committee granted him equity awards in the form of stock options and RSUs, as reflected in the table below. These awards were granted under our 2024 Inducement Stock Incentive Plan, or Inducement Plan.

Name	New Hire Stock Option Award (1)	New Hire RSU Award (2)
Erick Lucera	214,500	66,100

_________________________________________________________________________________________________

(1)
The options granted to Mr. Lucera have an exercise price of $10.46 per share, the closing price on the date of the grant. The options are subject to service-based vesting, with 25% of the shares underlying the award vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over 36 months, subject to continued service.
(2)
The RSUs are subject to service-based vesting, with shares of common stock underlying the RSUs vesting in equal annual installments over four years with the first installment vesting on March 31, 2026.

As discussed above, the compensation committee believes that the grant of stock options and RSUs to NEOs provides a strong incentive that links potential executive compensation with stockholder return, such that appreciation in our stock price can result in an increase in an NEO's potential compensation.

2025 Supplemental Equity Grants

In July 2025, our board of directors approved, upon the recommendation of the compensation committee, stock option grants to certain of our executives with service-based and market-based vesting conditions, including those of our NEOs that had received a 2024 annual equity award, as set forth in the table below:

Name	Performance Stock Option Awards (1)
John G. Cox	197,285
Erick Lucera (2)	—
Johanna Friedl-Naderer	51,255
Douglas Kerr	65,110
Richard Scalzo (2)	—
Oxana Beskrovnaya	53,040

_________________________________________________________________________________________________

(1)
The performance option grants set forth in this column have an exercise price of $9.33 per share, vest over three years from the grant date, with 50% of the shares underlying the grants vesting on the date that is 18 months after the grant date and with the balance of the shares underlying the grants vesting in equal quarterly installments thereafter, provided that such stock options shall not be exercisable unless and until the average closing price of the Common Stock on the Nasdaq Global Select Market over a 20 consecutive trading day period equals or exceeds $20.00 per share.
(2)
This individual was not eligible for a supplemental equity grant.

The compensation committee believes that granting stock options with market-based vesting conditions provides a significant incentive to NEOs and increases the alignment between incentives for executive actions and appreciation in our stock price. These grants were made on July 16, 2025, with an exercise price of $9.33. The market-based vesting condition of $20.00 represented an increase in value greater than 100%, providing a meaningful stretch goal to result in further increase in an NEO’s potential compensation. The market-based vesting condition was met as of November 17, 2025.

Severance Upon Termination of Employment; Change in Control

Each NEO is eligible for severance benefits in specified circumstances, as set forth in our Amended and Restated Executive Severance and Change in Control Benefits Plan. Please refer to “Employment and Other Arrangements with our Named Executive Officers and Chief Executive Officer” below for a more detailed discussion of severance and change in control benefits for our NEOs. We believe that providing these benefits helps us compete for executive talent. These benefits are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change of control of our company.

Effective as of March 31, 2025, Mr. Scalzo separated from the Company, and we entered into a separation agreement and a consulting agreement with Mr. Scalzo governing the terms of his separation from the Company and consulting services to the Company, respectively. The separation agreement and consulting agreement with Mr. Scalzo are described further below in “Employment and Other Arrangements with our Named Executive Officers and Chief Executive Officer - Separation Agreement and Consulting Agreement with Richard Scalzo.”

Health and Welfare Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our NEOs. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and any qualified nonelective contributions made by us. Employee contributions are held and invested by the plan’s trustee as directed by participants. Effective July 1, 2023, we commenced a 401(k) matching plan, matching one hundred percent of contributions up to four percent with an annual maximum of $6,000.

Employee Invention and Non-Disclosure Agreements and Non-Competition and Non-Solicitation Agreements

We have also entered into employee invention and non-disclosure agreements and non-competition and non-solicitation agreements with each of our NEOs. Under the invention and non-disclosure agreements, each NEO has agreed to protect our confidential and proprietary information and to assign to us related intellectual property developed during the course of his or her employment. Under the non-competition and non-solicitation agreements, each NEO has agreed not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, and not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment.

No Tax Gross-ups

We do not provide for any tax gross-up payments to our NEOs.

Policies and Practices Related to the Grant of Equity Awards

The Company does not have any formal policies regarding the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. We grant equity awards, including stock options and RSUs, to our employees and directors on an annual basis. The Company’s historical practice through 2024 was to make annual grants of equity awards, including options and RSUs, in the fourth quarter of each year, following the release of the Company’s financial results for its third fiscal quarter. In 2025, no annual grants were made as the Company decided to align timing of annual equity grants with its annual performance review and cash bonus cycle. Starting in 2026, these annual grants are made in the first quarter of the year. As a result, these grants typically are made at a time when possession of material nonpublic information is less likely. We also grant equity awards to individuals upon hire, certain promotions and for retention. New hire and promotion equity grants are granted based upon the date of the commencement of employment and effective date of the promotion, respectively. Retention grants are granted ad-hoc as the Company, upon recommendation from the compensation committee, deems appropriate. As a result, the timing of grants of equity awards occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Accounting and Tax Considerations

We account for equity compensation paid to our employees under the rules of FASB Codification Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. While the compensation committee generally considers the tax implications to us of its executive compensation decisions, such implications did not have a material consideration in the compensation awarded to our NEOs in 2025.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Dirk Kersten (chair)

Ed Hurwitz

Vikram Karnani

Brian Posner

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our NEOs during the periods indicated.

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
		($)	($)(1)	($)(2)	($)(3)	($)		($)
John G. Cox	2025	721,000	-	937,893	410,970	7,005	(5)	2,076,868
President and Chief Executive Officer (4)	2024	536,986	4,277,632	15,533,800	339,510	796	(6)	20,688,724
Erick Lucera	2025	391,970	691,406	1,408,214	197,600	6,796	(8)	2,695,986
Chief Financial Officer (7)
Johanna Friedl-Naderer	2025	610,691	-	243,666	232,063	-		1,086,420
Chief Commercial Officer (9)	2024	171,164	2,978,128	4,810,190	230,998	-		8,190,480
Douglas Kerr	2025	537,000	-	309,533	204,060	7,005	(5)	1,057,598
Chief Medical Officer (10)	2024	172,795	2,930,270	4,415,647	222,600	335	(11)	7,741,647
Richard Scalzo	2025	107,500	166,773	106,335	-	347,030	(13)	727,638
Former Senior Vice President, Head of Finance and Administration (12)	2024	403,000	962,688	970,876	148,103	1,005	(14)	2,485,672
Oxana Beskrovnaya	2025	531,500	-	252,153	201,970	7,005	(5)	992,628
Chief Innovation Officer;	2024	506,000	1,957,760	1,158,369	212,520	1,001	(16)	3,835,650
Former Chief Scientific Officer (15)	2023	477,061	1,019,652	252,064	248,072	996	(17)	1,997,845

__________________________________________________________________________________________________________________

(1)
The amounts reported represent the aggregate grant date fair value of stock awards granted in the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of stock awards in fiscal year 2025 are set forth in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(2)
The amounts reported represent the aggregate grant date fair value of stock options awarded in the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of stock options awarded in fiscal year 2025 are set forth in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(3)
The amounts reported represent performance-based cash bonuses earned by our NEOs in the applicable year. See “Compensation Discussion and Analysis—Annual Performance-based Cash Bonuses” for a general description of the criteria that our board of directors used to determine the performance-based cash bonuses.
(4)
Mr. Cox commenced employment as our President and Chief Executive Officer on March 25, 2024, and therefore was not a named executive officer for 2023.
(5)
The amounts reported represent $6,000 in matching contributions made by the company pursuant to our 401(k) plan, $813 in long-term disability insurance premiums, and $192 in group term life insurance premiums in excess of statutory limits.
(6)
The amounts reported represent $644 in long-term disability insurance premiums and $152 in group term life insurance premiums in excess of statutory limits.
(7)
Mr. Lucera commenced employment as our Chief Financial Officer on March 31, 2025, and therefore was not a named executive officer for 2024 and 2023.
(8)
The amounts reported represent $6,000 in matching contributions made by the company pursuant to our 401(k) plan, $644 in long-term disability insurance premiums, and $152 in group term life insurance premiums in excess of statutory limits.
(9)
Ms. Friedl-Naderer commenced employment as our Chief Commercial Officer on September 3, 2024, and therefore was not a named executive officer for 2023. Ms. Friedl-Naderer's salary and non-equity incentive plan compensation are paid in Swiss Francs. The amounts shown are USD equivalents based upon an exchange rate of (i) for 2024, $1.1445 per Swiss Franc, which was the average exchange rate from September 3, 2024 to December 31, 2024, the time period for which she was employed as our Chief Commercial Officer, and (ii) for 2025, $1.2069 per Swiss Franc, which was the average exchange rate from January 1, 2025 to December 31, 2025.
(10)
Dr. Kerr commenced employment as our Chief Medical Officer on September 3, 2024, and therefore was not a named executive officer for 2023.
(11)
The amounts reported represent $271 in long-term disability insurance premiums and $64 in group term life insurance premiums in excess of statutory limits.
(12)
Mr. Scalzo was not an NEO for 2023. Mr. Scalzo ceased serving as our Senior Vice President, Head of Finance and Administration effective March 31, 2025.
(13)
The amounts reported include $322,500 in severance payments to Mr. Scalzo pursuant to his separation agreement entered into with the Company in connection with his resignation as our Senior Vice President, Head of Finance and Administration, $24,279 in COBRA premiums, $203 in long-term disability insurance premiums and $48 in group term life insurance premiums in excess of statutory limits.
(14)
The amounts reported represent $813 in long-term disability insurance premiums and $192 in group term life insurance premiums in excess of statutory limits.
(15)
Ms. Beskrovnaya ceased serving as Chief Scientific Officer and became our Chief Innovation Officer as of May 7, 2025.
(16)
The amounts reported represent $813 in long-term disability insurance premiums and $188 in group term life insurance premiums in excess of statutory limits.
(17)
The amounts reported represent $813 in long-term disability insurance premiums and $183 in group term life insurance premiums in excess of statutory limits.

2025 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards during the fiscal year ended December 31, 2025 to our NEOs.

Name	Grant Date	Approval Date	Grant Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)

				Threshold ($)	Target ($)	Maximum ($)
John G. Cox	N/A	N/A	Annual Cash Bonus	—	432,600	—	—	—	—	—
	7/16/2025	7/13/2025	Performance Based Option (4)	—	—	—	—	197,285	9.33	937,893
Erick Lucera	N/A	N/A	Annual Cash Bonus	—	208,000	—	—	—	—	—
	3/31/2025	3/19/2025	New Hire -Option (5)	—	—	—	—	214,500	10.46	1,408,214
	3/31/2025	3/19/2025	New Hire – RSU (6)	—	—	—	66,100	—	—	691,406
Johanna Friedl-Naderer	N/A	N/A	Annual Cash Bonus	—	244,277	—	—	—	—	—
	7/16/2025	7/13/2025	Performance Based Option (4)	—	—	—	—	51,255	9.33	243,666
Douglas Kerr	N/A	N/A	Annual Cash Bonus	—	214,800	—	—	—	—	—
	7/16/2025	7/13/2025	Performance Based Option (4)	—	—	—	—	65,110	9.33	309,533
Richard Scalzo	N/A	N/A	Annual Cash Bonus	—	—	—	—	—	—	—
Oxana Beskrovnaya	N/A	N/A	Annual Cash Bonus	—	212,600	—	—	—	—	—
	7/16/2025	7/13/2025	Performance Based Option (4)	—	—	—	—	53,040	9.33	252,153

_________________________________________________________________________________________________

(1)
Represents the target cash bonus amount that each of our NEOs was eligible to receive as established by the compensation committee and described in Compensation Discussion and Analysis—Annual Performance-based Cash Bonuses”. Actual bonus amounts paid to each NEO are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)
The exercise price per share is equal to the last reported sales price of our common stock on the Nasdaq Global Select Market on the grant date.
(3)
Unless otherwise noted, amounts shown represent the aggregate grant date fair value of stock options and RSUs granted to our NEOs and are calculated in accordance with ASC 718. See Summary Compensation Table footnotes (1) and (2) for additional details.
(4)
Represents a stock option award that vests as to 50% of the shares underlying the grant 18 months after the grant date and the remainder in equal quarterly installments until fully vested on the third anniversary of the grant date, contingent upon the achievement of certain market conditions and subject to continuous service.
(5)
Represents a stock option award granted in connection with the NEO’s commencement of employment. 25% of the shares underlying the award vest on the first anniversary of the grant date, and the remaining shares vest in equal monthly installments over 36 months, subject to continued service.
(6)
Represents an RSU award that vests in equal annual installments over four years with the first installment vesting on March 31, 2026.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our NEOs as of December 31, 2025:

	Option Awards							Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
	(#)		(#)		($)		Date	(#)		($)(1)
John G. Cox	297,436		382,417	(2)	26.06		3/24/2034	—		—
President and Chief Executive Officer	58,025		174,075	(3)	29.44		12/3/2034	—		—
	—		197,285	(4)	9.33		7/15/2035	—		—
	—		—		—		—	108,976	(5)	2,131,571
Erick Lucera	—		214,500	(6)	10.46		3/30/2035	—		—
Chief Financial Officer	—	—	—		—	—	—	66,100	(7)	1,292,916
Johanna Friedl-Naderer	57,906		127,394	(8)	31.94		9/2/2034	—		—
Chief Commercial Officer	15,075		45,225	(3)	29.44		12/3/2034	—		—
	—		51,255	(4)	9.33		7/15/2035	—		—
	—		—		—		—	43,800	(9)	856,728
	—		—		—		—	28,352	(5)	554,565
Douglas Kerr	46,969		103,331	(8)	31.94		9/2/2034	—		—
Chief Medical Officer	19,150		57,450	(3)	29.44		12/3/2034	-		-
	—		65,110	(4)	9.33		7/15/2035	-		-
	—		—		—		—	35,625	(9)	696,825
	—		—		—		—	36,000	(5)	704,160
Richard Scalzo	9,806		—	(3)	29.44		3/30/2026	—		—
Former Senior Vice President, Head of Finance and Administration

Oxana Beskrovnaya	46,954		—	(10)	5.54		7/30/2030	—		—
Chief Innovation Officer, Former Chief Scientific Officer	44,493		—	(10)	5.54		7/30/2030	—		—
	23,477		—	(10)	5.54		7/30/2030	—		—
	59,857		—	(10)	19.00		9/15/2030	—		—
	110,000		—	(10)	19.05		6/1/2031	—		—
	54,786		—	(10)	13.12		12/9/2031	—		—
	47,250		15,750	(11)	10.72		12/8/2032	—		—
	19,008		17,487	(12)	10.88		11/14/2033	—		—
	15,600		46,800	(3)	29.44		12/3/2034	—		—
	—		53,040	(4)	9.33		7/15/2035	—		—
	—		—		—		—	10,000	(13)	195,600
	—		—		—		—	46,862	(14)	916,621
	—		—		—		—	29,328	(5)	573,656

_________________________________________________________________________________________________

(1)
The market value of shares of stock that have not vested is based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2025.
(2)
These option awards were granted on March 25, 2024 with 25% of the shares vested on March 25, 2025 and the remaining shares vesting in equal monthly installments thereafter, subject to continuous service.
(3)
These option awards were granted on December 4, 2024 and vest over four years in equal monthly installments, subject to continuous service.
(4)
These option awards were granted on July 16, 2025 and vest with respect to 50% of the shares underlying the grant 18 months after the grant date and the remainder in equal quarterly installments until fully vested on the third anniversary of the grant date, contingent upon the achievement of certain market conditions and subject to continuous service.
(5)
These RSUs were granted on December 4, 2024 and vest over four years in equal quarterly installments, subject to continuous service.
(6)
These option awards were granted on March 31, 2025 and vest over four years with 25% of the shares vested on March 31, 2026 and the remaining shares vesting in equal quarterly installments after, subject to continuous service.
(7)
These RSUs were granted on March 31, 2025 and vest over four years in equal annual installments, subject to continuous service.
(8)
These option awards were granted on September 3, 2024 with 25% of the shares vested on September 3, 2025 and the remaining shares vesting in equal quarterly installments after, subject to continuous service.
(9)
These RSUs were granted on September 3, 2024 and vest over four years in equal annual installments, subject to continuous service.
(10)
This option is fully vested.
(11)
These option awards were granted on December 9, 2022 and vest over four years in equal monthly installments, subject to continuous service.

(12)
These option awards were granted on November 15, 2023 and vest over four years in equal monthly installments, subject to continuous service.
(13)
These RSUs were granted on December 9, 2022 and vest over four years in equal quarterly installments, subject to continuous service.
(14)
These RSUs were granted on November 15, 2023 and vest over four years in equal quarterly installments, subject to continuous service.

Option Exercises and Stock Vested During 2025

The following table sets forth information regarding option exercises and stock vested for each of our NEOs during the fiscal year ended December 31, 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
John G. Cox	—	—	36,324	537,504
Erick Lucera	—	—	—	—
Johanna Friedl-Naderer	—	—	24,048	336,615
Douglas Kerr	—	—	23,875	337,645
Richard Scalzo	42,928	534,857	31,902	409,230
Oxana Beskrovnaya	—	—	79,732	1,325,779

_________________________________________________________________________________________________

(1)
The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.
(2)
The value realized when the stock awards vested represents the number of shares underlying the units vested multiplied by market value of the shares on the vesting date.

Employment and Other Arrangements with our Named Executive Officers and Chief Executive Officer

Offer Letters

John G. Cox

In March 2024, in connection with our appointment of Mr. Cox as our President and Chief Executive Officer, we entered into an offer letter with Mr. Cox. The offer letter established Mr. Cox’s title, his base salary, his eligibility for an annual bonus, his eligibility for benefits made available to employees generally and his eligibility for severance benefits under our Amended and Restated Executive Severance and Change in Control Benefits Plan. Mr. Cox’s employment is at will. Pursuant to the offer letter, we granted Mr. Cox an option to purchase 679,853 shares of our common stock at an exercise price of $26.06 under our Inducement Plan, which is subject to service-based vesting. Mr. Cox’s base salary is currently set at $740,000 and his target bonus percentage for 2026 is 60%.

Erick Lucera

In March 2025, in connection with our appointment of Mr. Lucera as our Chief Financial Officer, we entered into an offer letter with Mr. Lucera. The offer letter established Mr. Lucera’s title, his base salary, his eligibility for an annual bonus, his eligibility for benefits made available to employees generally and his eligibility for severance benefits under our Amended and Restated Executive Severance and Change in Control Benefits Plan. Mr. Lucera’s employment is at will. Pursuant to the offer letter, we granted Mr. Lucera an option to purchase 214,500 shares of our common stock and a restricted stock unit award for 66,100 shares of our common stock, both under our Inducement Plan, which are subject to service-based vesting. Mr. Lucera’s base salary is currently set at $533,700 and his target bonus percentage for 2026 is 40%.

Johanna Friedl-Naderer

In connection with Ms. Friedl-Naderer’s employment with the Company as our Chief Commercial Officer, we entered into a labor leasing agreement with Globalization Partners Switzerland SA, a labor leasing company, in her country of residence, dated June 27, 2024, which sets forth terms relating to Ms. Friedl-Naderer’s employment with us, or the Friedl-Naderer Employment Agreement. Pursuant to the Friedl-Naderer Employment Agreement, Ms. Friedl-Naderer is entitled to a monthly base salary of 51,764.27 Swiss Franc, expense reimbursement under our applicable expense reimbursement policy and 1,502 Swiss Franc monthly reimbursement for supplemental health insurance. Ms. Friedl-Naderer's base salary is currently set at 516,100 Swiss Franc and her target bonus percentage for 2026 is 40%.

We also entered into a separate equity letter agreement with Ms. Friedl-Naderer. Pursuant to the equity letter agreement, we granted Ms. Friedl-Naderer an option to purchase 185,300 shares of our common stock, or the Friedl-Naderer Option, and RSUs for 58,400 shares of our common stock, or the Friedl-Naderer RSU. Each of the Friedl-Naderer Option and the Friedl-Naderer RSU are subject to the terms of our 2020 Stock Incentive Plan, or the 2020 Plan, and vesting provisions set forth in respective option and restricted stock unit agreements.

Douglas Kerr

In September 2024, in connection with our appointment of Dr. Kerr as our Chief Medical Officer, we entered into an offer letter with Dr. Kerr. The offer letter established Dr. Kerr’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally. Dr. Kerr’s employment is at will. Pursuant to the offer letter, we granted Dr. Kerr an option to purchase 150,300 shares of our common stock and a restricted stock unit award for 47,500 shares of our common stock, both under the 2020 Plan, which are subject to service-based vesting. Dr. Kerr’s base salary is currently set at $555,800 and his target bonus percentage for 2026 is 40%.

Richard Scalzo

In November 2019, in connection with our appointment of Mr. Scalzo as our Controller, we entered into an offer letter with Mr. Scalzo. The offer letter established Mr. Scalzo’s title, his base salary, his signing bonus, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally. Mr. Scalzo’s employment was at will. Pursuant to the offer letter, we granted Mr. Scalzo an option to purchase 261,176 shares of our common stock under our 2018 Stock Incentive Plan, or the 2018 Plan, which was subject to service-based vesting. On March 31, 2025, in connection with the hiring and appointment of Mr. Lucera as Chief Financial Officer, Richard Scalzo separated from the company. For a description of the separation agreement and consulting agreement we entered into with Mr. Scalzo in connection with his separation, see “—Separation Agreement and Consulting Agreement with Richard Scalzo.”

Oxana Beskrovnaya

In December 2019, in connection with our appointment of Dr. Beskrovnaya as our Senior Vice President, Head of Research, we entered into an offer letter with Dr. Beskrovnaya. The offer letter established Dr. Beskrovnaya’s title, her base salary, her eligibility for an annual bonus, and her eligibility for benefits made available to employees generally. Dr. Beskrovnaya’s employment is at will. Pursuant to the offer letter, we granted Dr. Beskrovnaya in 2019 an option to purchase 326,470 shares of our common stock under our 2018 Plan, which was subject to service-based vesting. Dr. Beskrovnaya was appointed as our Chief Scientific Officer on June 2, 2021 and ceased serving as our Chief Scientific Officer on May 7, 2025. Dr. Beskrovnaya’s base salary is currently set at $550,100 and her target bonus percentage for 2026 is 40%.

Executive Severance and Change in Control Benefits Plan

In August 2020, we adopted our Executive Severance and Change in Control Benefits Plan that we subsequently amended and restated, or the severance benefits plan. The severance benefits plan covers certain of our employees, including each of our executive officers. The severance benefits provided in the severance benefits plan supersede the separation benefits, if any, provided under the terms of any covered employee’s offer letter. Under the terms of the severance benefits plan, if the employment of any of our officers is terminated by us without cause or by the officer for good reason prior to or more than 12 months following a change in control, each as defined in the severance benefits plan, and subject to the officer’s execution of a general release of potential claims against us, we have agreed to continue to pay the officer’s then-current base salary for a period of 12 months, in the case of our Chief Executive Officer, and nine months, in the case of our other senior officers, and to pay premiums for continuation of health coverage under COBRA for up to 12 months, in the case of our Chief Executive Officer, and up to nine months, in the case of our other senior officers. In addition, in December 2021, our board of directors approved an amendment and restatement of our severance benefits plan to provide that if the employment of our Chief Executive Officer is terminated by us without cause or by our Chief Executive Officer for good reason prior to or more than 12 months following a change in control, and subject to the Chief Executive Officer’s execution of a general release of potential claims against us, the vesting of any outstanding and unvested equity awards held by our Chief Executive Officer will be accelerated such that the unvested portion of each such award that would have otherwise vested or been vested as of the first anniversary of the date of such termination if our Chief Executive Officer had remained employed with us through such date, shall vest and become fully exercisable or non-forfeitable on the date of such termination.

Alternatively, if a covered employee’s employment is terminated by us without cause or by the employee for good reason within one year following a change in control, and subject to the employee’s execution of a general release of potential claims against us, we have agreed, in the case of our Chief Executive Officer, to pay a lump sum payment in an amount equal to 18 months of his then-current base salary, in the case of our other senior officers, to pay a lump sum payment in an amount equal to 12 months of his or her then-current base salary and, in the case of our other covered employees, to pay a lump sum payment in an amount equal to nine months of his or her then-current base salary; to pay premiums for continuation of health coverage under COBRA for up to 18 months, in the case of our Chief Executive Officer, up to 12 months, in the case of our other senior officers, and up to nine months in the case of our other covered employees; to pay a lump sum payment in an amount equal to 150%, in the case of our Chief Executive Officer, and 100%, in the case of our other covered employees, of the employee’s target annual bonus for the year in which his or her employment is terminated; and to accelerate the vesting of any outstanding equity grants in full.

Separation Agreement and Consulting Agreement with Richard Scalzo

On March 31, 2025, or the Scalzo Effective Date, we and Richard Scalzo entered into a separation agreement, pursuant to which Mr. Scalzo received separation benefits in accordance with our Amended and Restated Executive Severance and Change in Control Benefits Plan, including the payment of his base salary for a period of nine months from the Scalzo Effective Date and health coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period of up to nine months from the Scalzo Effective Date, in consideration for his execution of a general release of claims in favor of us.

On the Scalzo Effective Date, we also entered into a consulting agreement with Mr. Scalzo, or the Scalzo Consulting Agreement, effective as of March 31, 2025, pursuant to which Mr. Scalzo agreed to provide us consulting services for up to a six-month term from the Scalzo Effective Date, which we refer to as the Scalzo Consulting Period. In consideration for his services, during the Scalzo Consulting Period, any and all outstanding and unvested equity awards held by Mr. Scalzo as of the Scalzo Effective Date will continue to vest in accordance with and subject to the terms of the applicable equity plans under which such awards were granted and the award agreements evidencing such awards. In addition, the three-month post termination exercise period set forth in the awards agreements for the stock options held by Mr. Scalzo as of the Scalzo Effective Date shall be extended until the earlier of (i) six months from the termination or expiration of the Scalzo Consulting Agreement and (ii) the final exercise date provided for in the award agreements, subject to the terms of the applicable award agreements and equity plans governing such stock options. The Scalzo Consulting Agreement may be terminated prior to the end of the Scalzo Consulting Period (1) by us at any time immediately upon written notice if Mr. Scalzo materially breaches the Scalzo Consulting Agreement or the non-competition and non-solicitation and invention and non-disclosure agreements previously entered into with us, (2) by Mr. Scalzo at any time immediately upon written notice if we have materially breached the Scalzo Consulting Agreement, (3) by us or Mr. Scalzo upon not less than 30 days’ prior written notice, or (4) at any time upon the mutual written consent of us and Mr. Scalzo.

Potential Payments upon Termination or Change in Control

The following table sets forth potential payments upon termination and change in control that would be made to our NEOs, assuming that such termination or change in control occurred on December 31, 2025, after giving effect to the severance benefits plan, except for Mr. Scalzo, with respect to whom the disclosed amounts represent what he was actually paid in connection with his separation in March 2025. In addition to the amounts shown in the table below, each NEO would be entitled to receive payments for base salary through the date of termination and payment for any reimbursable business expenses incurred.

		Triggering Event
Name		Resignation For Good Reason or Termination Without Cause - No Change-in-Control or More Than Twelve Months Following a Change in Control ($)		Resignation For Good Reason or Termination Without Cause Within One Year Following a Change in Control ($)
	Benefits
John G. Cox	Severance Payments	721,000	(1)	1,730,400	(2)
	Continuation of Benefits	32,372	(3)	48,558	(4)
	Market Value of Stock Vesting	710,497	(5)	4,149,796	(6)
	Total	1,463,869		5,928,754

Erick Lucera	Severance Payments	390,000	(7)	520,000	(8)
	Continuation of Benefits	24,279	(9)	32,372	(3)
	Market Value of Stock Vesting	—		3,244,866	(6)
	Total	414,279		3,797,238

Johanna Friedl-Naderer	Severance Payments	458,019	(7)	854,968	(8)
	Continuation of Benefits	24,907	(10)	33,210	(11)
	Market Value of Stock Vesting	—		1,935,632	(6)
	Total	482,926		2,823,810

Douglas Kerr	Severance Payments	402,750	(7)	751,800	(8)
	Continuation of Benefits	24,279	(9)	32,372	(3)
	Market Value of Stock Vesting	—		2,067,060	(6)
	Total	427,029		2,851,232

Richard Scalzo (12)	Severance Payments	322,500		—
	Continuation of Benefits	24,279		—
	Market Value of Stock Vesting	235,388		—
	Total	582,167		—

Oxana Beskrovnaya	Severance Payments	398,625	(7)	744,100	(8)
	Continuation of Benefits	466	(9)	622	(3)
	Market Value of Stock Vesting	—		2,519,493	(6)
	Total	399,091		3,264,215

_________________________________________________________________________________________________

(1)
Represents 12 monthly payments of monthly base salary from the time of termination.
(2)
Represents a lump sum payment equal to 18 months of Mr. Cox’s monthly base salary and 150% of his target annual cash bonus for 2025.
(3)
Represents the cost of premiums for continued health coverage under COBRA for up to 12 months.
(4)
Represents the cost of premiums for continued health coverage under COBRA for up to 18 months.
(5)
Represents the acceleration of vesting as to any outstanding and unvested equity awards that would have otherwise vested or been vested as of the first anniversary of the date of termination if Mr. Cox had remained employed with us through such date. The value of the acceleration would be equal to (i) in the case of stock options, the shares subject to unvested options multiplied by the excess (if any) of the then current stock price over the exercise price of the options and (ii) in the case of RSUs, the number of unvested RSUs multiplied by the then current stock price. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 31, 2025, or $19.56 per share.
(6)
Represents the acceleration of vesting as to all outstanding and unvested equity awards as of the date of termination for this individual. The value of the acceleration would be equal to (i) in the case of stock options, the shares subject to unvested options multiplied by the excess (if any) of the then current stock price over the exercise price of the options and (ii) in the case of RSUs, the number of unvested RSUs multiplied by the then current stock price. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 31, 2025, or $19.56 per share.
(7)
Represents 9 monthly payments of monthly base salary from the time of termination.
(8)
Represents a lump sum payment equal to 12 months of the executive’s monthly base salary and 100% of his or her target annual cash bonus for 2025.
(9)
Represents the cost of premiums for continued health coverage under COBRA for up to 9 months.

(10)
Represents the cost of premiums for continued health coverage for up to 9 months.
(11)
Represents the cost of premiums for continued health coverage for up to 12 months.
(12)
Represents the amounts payable pursuant to the separation and consulting agreements we entered into with Mr. Scalzo on March 31, 2025.

CEO Pay Ratio

We are providing the following information about the relationship of the median annual total compensation of our employees (other than our Chief Executive Officer) and the annual total compensation of our Chief Executive Officer, John G. Cox, as outlined by the Dodd-Frank Wall Street and Consumer Protection Act and SEC rules.

We are required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. Our CACM selected included: (i) base salary or wages actually paid for salaried employees (or wages based on an annual work schedule for employees paid on an hourly basis) in 2025, (ii) the annual cash incentive amount earned for 2025, (iii) sign-on bonuses paid in 2025 pursuant to employee offer letters, (iv) the grant-date fair value for stock-based awards (calculated in accordance with requirements for the “Summary Compensation Table”), (v) matching contributions made by the company pursuant to our 401(k) plan in 2025, and (vi) long-term disability insurance premiums and group term life insurance premiums in excess of statutory limits. For salaried and hourly employees hired during 2025, we annualized the base salary or wages, the annual cash incentive amount earned for 2025, the matching contributions made by the company pursuant to our 401(k) plan in 2025, and the long-term disability insurance and group term life insurance premiums in excess of statutory limits. We believe our CACM reasonably reflects the annual compensation of our employees. Our median employee was identified using the entire population of our employees as of December 31, 2025, excluding Mr. Cox, which totaled 251 employees based in the United States.

Based on the CACM methodology described above, we identified the median employee and calculated the fiscal 2025 compensation for this selected employee in the same manner we determine the annual total compensation of our NEOs for purposes of the “Summary Compensation Table.” The median of the annual total compensation of all our employees was $338,650. Mr. Cox’s fiscal 2025 annual total compensation as disclosed in the “Summary Compensation Table” was $2,076,868. As a result, our chief executive officer to median employee pay ratio for fiscal 2025 was 6:1.

This pay ratio is a reasonable estimate calculated by a method consistent with the SEC requirements, described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our compensation committee for compensation-related decisions.

Pay Versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officers, or PEOs, and our other named executive officers, or Other NEOs, as presented in the Summary Compensation Table on page 36, or the SCT Amounts, (ii) the “compensation actually paid” to our PEOs and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, or the CAP Amounts, (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance. For discussion of how our compensation committee seeks to align pay with performance when making compensation decisions, please review Compensation Discussion and Analysis beginning on page 24.

	Cox, John G.		Brumm, Josh				Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income ($)
2025	$2,076,868	$(1,769,750)	$—	$—	$1,312,054	$181,003	$164.51	$120.69	$(446.2)
2024	20,688,724	17,011,433	14,383,011	9,762,179	5,563,363	6,020,534	198.15	91.15	(317.4)
2023	—	—	5,974,491	7,479,206	2,138,136	2,635,103	111.86	92.42	(235.9)
2022	—	—	4,317,103	2,455,530	1,540,333	1,140,038	97.48	89.09	(168.1)

(1)
For 2025, the PEO was John G. Cox, and the Other NEOs were Erick Lucera, Johanna Friedl-Naderer, Douglas Kerr, Richard Scalzo, and Oxana Beskrovnaya. For 2024, the first PEO was Josh Brumm, the second PEO was John G. Cox, and the Other NEOs were Richard Scalzo, Oxana Beskrovnaya, Johanna Friedl-Naderer, and Douglas Kerr. For 2023, the PEO was Josh Brumm and the other NEOs were Jonathan McNeill and Susanna High. For 2022, the PEO was Josh Brumm and the other NEOs were Oxana Beskrovnaya and Susanna High.
(2)
The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.
(3)
The peer group used for this purpose is the Nasdaq Biotechnology Index.

Adjustments	2025		2024			2023			2022
	Cox, John G.	Other NEOs*	Cox, John G.	Brumm, Josh	Other NEOs*	Cox, John G.	Brumm, Josh	Other NEOs*	Cox, John G.	Brumm, Josh	Other NEOs*
Summary Compensation Table (SCT) Total	$2,076,868	$1,312,054	$20,688,724	$14,383,011	$5,563,363	$—	$5,974,491	$2,138,136	$—	$4,317,103	$1,540,333
Subtract: Aggregate value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(937,893)	(635,616)	(19,811,432)	(13,703,454)	(5,045,982)	—	(4,869,807)	(1,428,071)	—	(3,370,607)	(897,047)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	2,786,979	1,354,477	16,134,141	-	3,688,016	—	5,984,862	1,727,026	—	3,337,871	982,943
Add: Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(2,504,429)	(479,624)	—	3,405,202	826,083	—	794,892	233,996	—	(287,265)	(102,952)
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—	—	—	—	—	24,375	17,722	—	—	—
Add: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(3,191,275)	(676,778)	—	7,596,624	989,055	—	(429,607)	(53,706)	—	(1,541,572)	(383,238)

Subtract: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	(693,510)	—	(1,919,204)	—	—	—	—	—	—	—
Compensation Actually Paid	$(1,769,750)	$181,003	$17,011,433	$9,762,179	$6,020,535	$—	$7,479,206	$2,635,103	$—	$2,455,530	$1,140,039

*Amounts presented are averages for the entire group of Other NEOs in each respective year.

Guidance issued under the relevant rules states that we cannot use stock price as our Company-Selected Measure and we did not use any other financial performance measure for the most recently completed fiscal year to link CAP to Company performance. Our stock price has a significant impact on the value of equity-based awards granted to our NEOs, including stock options and RSUs. We therefore believe that, due to our use of and focus on equity compensation, our stock price strongly links compensation paid to our NEOs to our performance. However, because we cannot use stock price as our Company-Selected Measure and we did not use any other financial performance measure, we have not listed a Company-Selected Measure in the Pay versus Performance Table.

The following charts show graphically the relationships over the past four years of the CAP Amounts for our PEOs and Other NEOs as compared to our cumulative total shareholder return, or TSR, and Peer Group TSR, net income (loss), as well as the relationship between TSR and Peer Group TSR:

Dyne Therapeutics Inc. CAP vs. TSR
Compensation Activity Paid ($M)
$20.00
$15.00
$10.00
$5.00
$-
$(5.00)
Value of $100 Investment from 12/31/2021
$220
$200
$180
$160
$140
$120
$100
$80
$60
2022
2023
2024
2025
PEO CAP ($M) - Brumm, Josh
PEO CAP ($M) - Cox, John Gilbert
Avg NEO Cap ($M)
DYN TSR
NASDAQ Biotech TSR

For each of the fiscal years shown, we believe the CAP Amounts for our PEOs and Other NEOs were consistent with the changes in our TSR and peer group TSR, reflecting the pay-for-performance approach applied by our compensation committee, but was not correlated to GAAP net income, which is not one of the performance measures we use to link compensation actually paid to our executives to company performance.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2025. As of December 31, 2025, we had four equity compensation programs: the 2018 Plan; the 2020 Plan; our 2020 Employee Stock Purchase Plan, or the 2020 ESPP; and the Inducement Plan, which was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)
Equity compensation plans approved by security holders	10,956,806	(2)	$15.35	5,391,268	(3)(4)
Equity compensation plans not approved by security holders	1,392,553	(5)	$18.31	440,447	(6)
Total	12,349,359		$17.92	5,831,715

_________________________________________________________________________________________________________________________

(1)
The calculations do not take into account the 2,254,516 shares of common stock subject to outstanding RSUs under the 2020 Plan, since RSUs do not have an exercise price.
(2)
Consists of (i) 411,057 shares issuable upon exercise of outstanding stock options under the 2018 Plan, (ii) 8,275,433 shares issuable upon exercise of outstanding stock options under the 2020 Plan and (iii) 2,270,316 shares issuable upon the settlement of outstanding RSUs under the 2020 Plan.
(3)
As of December 31, 2025, 5,391,268 shares were available for future issuance under the 2020 Plan, which became effective on September 16, 2020. The number of shares of our common stock reserved for issuance under the 2020 Plan increases (i) from time to time by the number of shares of our common stock subject to outstanding awards under the 2018 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right and (ii) annually on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2021 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2030, by an amount equal to the lower of (i) 5% of the number of shares of our common stock outstanding on the first day of such fiscal year and (ii) an amount determined by our board of directors. On January 1, 2026, an additional 8,247,527 shares of our common stock were reserved for issuance under the 2020 Plan, which shares are not reflected in the number of shares available for issuance under the 2020 Plan in the table above.
(4)
As of December 31, 2025, 488,414 shares were reserved for future issuance under the 2020 ESPP, which became effective on September 16, 2020. The number of shares of our common stock reserved for issuance under the 2020 ESPP increases annually on the first day of each fiscal year beginning on January 1, 2021 and continuing until, and including, the fiscal year commencing on January 1, 2030, in an amount equal to the lowest of (i) 1,953,656 shares of our common stock, (ii) 1% of the number of shares of our common stock outstanding on such date, and (iii) an amount determined by our board of directors. No shares have been issued under the 2020 ESPP. Our board of directors determined not to increase the number of shares reserved for issuance under the 2020 ESPP on January 1, 2026.
(5)
Represents shares of common stock available for issuance under the Inducement Plan as of December 31, 2025. The material features of our equity incentive plans, including the Inducement Plan, are more fully described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 2, 2026.
(6)
On February 26, 2026, our board of directors approved an additional 2,200,000 shares of common stock to be reserved for issuance under the Inducement Plan, which are not reflected in the number of shares available for issuance under the Inducement Plan in the table above.

In March 2024, our board of directors adopted the Inducement Plan, pursuant to which we could initially grant nonstatutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards with respect to an aggregate of 900,000 shares of our common stock. On February 26, 2025, and February 26, 2026, our board of directors approved an additional 1,000,000 shares and 2,200,000 shares of common stock reserved for issuance under the Inducement Plan, respectively. Awards under the Inducement Plan may only be granted to new employees who were not previously an employee or director of ours or are commencing employment with us following a bona fide period of non-employment, in either case, as an inducement material to the individual’s entering into employment with us in accordance with the requirements of Nasdaq Stock Market Rule 5635(c)(4). The plan was not adopted by our stockholders and is administered by our board of directors.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2025, we have engaged in the following transactions in which the amounts involved exceeded $120,000 and any of our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unrelated third parties.

Participation in our At-the-Market Offering

In November 2021, we entered into an Open Market Sale Agreement with Jefferies LLC as our sales agent. On March 5, 2024, we filed a universal shelf registration statement, pursuant to which, from time to time, we may offer and sell shares of our common stock having an aggregate offering price of up to $300.0 million in an "at-the-market" offering pursuant to the Open Market Sale Agreement.

On January 27, 2025, we issued and sold an aggregate of 9,631,521 shares of common stock in an at-the-market offering under the Open Market Sale Agreement at a weighted average price of $13.50 per share for aggregate gross proceeds of $130.0 million. Of this amount, Atlas Venture and related affiliated entities purchased an aggregate of 1,111,111 shares of our common stock at a purchase price of $13.50 per share. The shares were purchased at the then-prevailing market price of our common stock on The Nasdaq Global Select Market. Atlas Venture and related affiliated entities are holders of more than 5% of our voting securities, and Jason Rhodes, the chairman of our board of directors, is a partner at Atlas Venture.

Participation in our July 2025 Public Offering

In July 2025, we issued and sold an aggregate of 27,878,788 shares of our common stock at a price to the public of $8.25 per share in a public offering for aggregate gross proceeds of $230.0 million. Certain holders of more than 5% of our voting securities, and their affiliates, at the time of the transaction, purchased an aggregate of 3,742,424 shares of our common stock in the public offering. Each of those purchases was made through the underwriters at the public offering price. The following table sets forth the number of shares of our common stock purchased by holders of more than 5% of our voting securities and their affiliates and the aggregate purchase price paid for such shares:

Purchaser	Shares of Common Stock	Total Purchase Price
Entities affiliated with Janus Henderson Group plc (1)	3,500,000	$28,875,000
Hercules Capital, Inc. (2)	242,424	$1,999,998

_________________________________________________________________________________________________________________________

(1)
At the time of the transaction, entities affiliated with Janus Henderson Group plc were a holder of more than 5% of our voting securities.
(2)
Pursuant to our Loan and Security Agreement with Hercules Capital, Inc., or Hercules, Hercules held a right to participate in this offering, which Hercules chose to exercise.

Participation in our December 2025 Public Offering

In December 2025, we issued and sold an aggregate of 21,827,549 shares of our common stock at a price to the public of $18.44 per share in a public offering for aggregate gross proceeds of $402.5 million. Certain holders of more than 5% of our voting securities, and their affiliates, at the time of the transaction, purchased an aggregate of 8,000,000 shares of our common stock in the public offering. Each of those purchases was made through the underwriters at the public offering price. The following table sets forth the number of shares of our common stock purchased by holders of more than 5% of our voting securities and their affiliates and the aggregate purchase price paid for such shares:

Purchaser	Shares of Common Stock	Total Purchase Price
Entities affiliated with T. Rowe Price Investment Management, Inc. (1)	8,000,000	$147,520,000

_________________________________________________________________________________________________________________________

(1)
As a result of its purchase of 8,000,000 shares of common stock in the December 2025 public offering, T. Rowe Price Investment Management, Inc. became a holder of more than 5% of our voting securities at the time of the transaction.

Separation and Consulting Agreements with Richard Scalzo

On March 31, 2025, we and Richard Scalzo entered into a separation agreement governing the terms of his separation from the company. On March 31, 2025, we also entered into a consulting agreement with Mr. Scalzo pursuant to which Mr. Scalzo agreed to provide consulting services to us for a term of up to six months. For more information, see “Executive Compensation—Employment and Other Arrangements with our Named Executive Officers and Chief Executive Officer - Separation Agreement and Consulting Agreement with Richard Scalzo” in this proxy statement.

Indemnification Agreements

Our Restated Certificate of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Offer Letters and Severance Benefits Plan

We have entered into offer letters with our executive officers and have adopted a severance benefits plan for certain of our employees, including each of our executive officers. For more information regarding these arrangements with our NEOs, see the section entitled “Executive Compensation—Employment and Other Arrangements with our Named Executive Officers and Chief Executive Officer.”

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or holders of more than 5% of our voting securities (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar value of the amount involved in the related person transaction;
•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction, where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
•
a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 400,000,000 SHARES

On February 26, 2026, our board of directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 210,000,000 shares to 410,000,000 shares and (ii) increase the number of authorized shares of our common stock from 200,000,000 shares of common stock, to 400,000,000 shares of common stock.

Our Restated Certificate of Incorporation currently authorizes 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of April 7, 2026, out of the 200,000,000 shares of common stock presently authorized, 5,930,938 shares remained available for future issuance and 194,069,062 shares were issued or reserved for future issuance, as follows:

•
165,219,501 shares of common stock were issued and outstanding;
•
12,500,501 shares of common stock were reserved for future issuance upon the exercise of outstanding stock options;
•
4,615,907 shares of common stock were reserved for future issuance upon the vesting and settlement of outstanding RSUs;
•
8,537,292 shares of common stock were reserved for future issuance under the 2020 Plan;
•
488,414 shares of common stock were reserved for future issuance under the 2020 ESPP; and
•
2,707,447 shares of common stock were reserved for future issuance under the Inducement Plan, as amended.

The proposed amendment to our Restated Certificate of Incorporation would not increase or otherwise affect our authorized preferred stock. To date, we have never issued any shares of our preferred stock, and none are currently outstanding.

Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to our currently outstanding common stock. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

A copy of the proposed amendment to our Restated Certificate of Incorporation is attached as Appendix A to this proxy statement. If our stockholders approve the proposal, subject to the discretion of our board of directors, we intend to file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.

Purpose

Our board of directors believes that it is in the best interests of our company and our stockholders to increase the number of authorized shares of common stock to give us greater flexibility in considering and planning for our potential business needs. Over the past several years, we have used shares of our common stock to, among other things, engage in financings, incentivize and compensate employees and other service providers and for other general corporate purposes. The increase in the number of authorized but unissued shares of common stock would enable the company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•
financing transactions, such as public or private offerings of common stock or convertible securities;
•
collaborations, strategic transactions and other similar transactions;
•
our equity incentive plans;
•
strategic investments; and
•
other corporate purposes that have not yet been identified.

At this time, we do not have any specific plans, commitments, arrangements, understandings or agreements regarding the issuance of common stock following the increase of our authorized shares except for the shares issuable (i) pursuant to our equity incentive plans, and (ii) under our Open Market Sale Agreement with Jefferies LLC dated November 4, 2021, or the Sales Agreement, pursuant to which we may offer and sell shares of our common stock from time to time in accordance with the terms of the Sales Agreement under a prospectus supplement dated November 12, 2024 having an aggregate offering price of up $300.0 million, or the ATM Offering. If this proposed amendment to our Restated Certificate of Incorporation is not adopted and approved by the requisite vote of our stockholders, our ability to raise capital through the ATM Offering or other future equity offerings would be limited to 5,930,938 shares of common stock as of April 7, 2026 that are unreserved and remain available for future issuance. The 5,930,938 shares of common stock that are currently available will likely be insufficient and could impede our ability to raise enough capital through future equity offerings to meet our cash needs to fund our ongoing operations. Because our directors and executive officers have outstanding equity awards under our incentive plans, and may be granted additional equity awards under these plans, they may be deemed to have an indirect interest in the proposed amendment because, absent the amendment, we may not have sufficient authorized shares to make future awards. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and may afford us flexibility in acting upon potential transactions to strengthen our financial position and/or engage in collaboration opportunities that may arise.

Possible Effects of the Amendment

If the proposed amendment of our Restated Certificate of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of our board of directors and without the expense and delay of further stockholder approval, except as may be required by law or the rules of The Nasdaq Global Select Market on which our common stock is listed. If the authorization of an increase in the available common stock is postponed until the specific need arises, the delay and expense of obtaining stockholder approval at that time could impair our ability to issue the shares in furtherance of our corporate goals in a timely manner or at all.

The adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, the issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the company. We are not aware of any attempts on the part of a third party to effect a takeover of the company, and the proposed amendment has been proposed for the reasons stated above and not with the intention that any increase in the authorized common stock be used as a type of anti-takeover device.

This Proposal 3 is not contingent on the approval of any other proposal to be considered at the Annual Meeting.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY VOTING “FOR” THIS PROPOSAL.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION

We are asking stockholders to approve a proposed amendment to our Restated Certificate of Incorporation to update our existing director exculpation provision to include certain of our senior corporate officers. Article Seventh of our Restated Certificate of Incorporation currently provides for exculpation of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL. Effective August 1, 2022, that provision of the DGCL was amended to permit eliminating or limiting monetary liability for certain senior corporate officers in limited circumstances.

On February 26, 2026, our board of directors unanimously approved and declared advisable the amendment to our Restated Certificate of Incorporation to update the exculpation provision and recommends that stockholders approve this proposed amendment. If our stockholders approve this proposal, we intend to file a Certificate of Amendment of our Restated Certificate of Incorporation in the form attached hereto as Appendix B with the Secretary of State of the State of Delaware as soon as practicable.

Overview of the Proposed Amendment

Consistent with Delaware law, the proposed amendment to our Restated Certificate of Incorporation relating to officers is more limited in scope than the existing director exculpation provision and only permits exculpation of officers for certain direct claims.

Further, the proposed amendment does not permit officers to be exculpated for liability arising out of:

•
claims brought by the company itself;
•
claims brought by stockholders in the name of the Company (derivative claims);
•
breaches of the duty of loyalty to the company or its stockholders;
•
acts or omissions not in good faith;
•
acts or omissions that involve intentional misconduct;
•
acts or omissions that involve a knowing violation of law; or
•
any transaction in which the officer derived an improper personal benefit.

In accordance with Delaware law, the officers who will be covered by the expanded exculpation provision include our president and chief executive officer; chief financial officer and treasurer; controller; any officer who is or was identified in our public filings with the Securities and Exchange Commission as one of our most highly compensated executive officers; and any of our officers who consent to being identified as an officer for purposes of service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful.

Rationale for the Proposed Amendment

The State of Delaware, which is our state of incorporation, now authorizes Delaware corporations to limit the liability of certain of their officers in the limited circumstances described above. As a result of this development, we propose expanding our existing director exculpation provision to cover officers to the fullest extent permitted by Delaware law.

Our board of directors’ rationale for recommending this amendment is to balance stockholders’ interest in accountability with their interest in the company’s being able to attract and retain the highest quality officers and avoiding litigation abuse resulting from the current disparity that exists in the treatment of directors, who oversee and are ultimately accountable for corporate actions, and the officers who execute those actions on behalf of our board of directors.

In coming to the determination that this proposal is in best interests of the company’s stockholders, our board of directors considered that the role of directors and officers requires them to make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the prevailing litigious environment and regardless of the absence of any underlying merit. This amendment will better align the protections available to our officers with those currently available to our directors and avoid the practice among some plaintiffs’ lawyers of adding officers to direct claims relating to the duty of care in litigation so that claims against the officers continue even when identical claims against directors are dismissed. Our board of directors believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.

In addition, a significant number of companies with which we compete for employees have adopted exculpation clauses that limit the personal liability of officers as now permitted by the DGCL. Our board of directors believes that failing to adopt the proposed amendment may impact recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceed the benefits of serving as an officer of the company as compared to serving as an officer at another company that does exculpate officers.

Further, our board of directors noted that the proposed provision would not eliminate stockholders’ right to pursue derivative claims relating to alleged breaches of the duty of care or limit our ability to bring claims against officers. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, our board of directors believes the proposed amendment would enhance the ability to attract and retain talented officers, potentially reduce litigation costs associated with frivolous lawsuits, and more generally align the protections available to our officers with those currently available to our directors.

Based on the above, our board of directors has determined that it is in the best interests of the company and our stockholders to amend our Restated Certificate of Incorporation as described in this proposal.

Text of Proposed Amendment

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment to our Restated Certificate of Incorporation, to replace the existing Article Seventh with the following (which is marked to show changes from the current director exculpation provision):

SEVENTH: ~~Except to~~ To the fullest extent ~~that~~ permitted by the General Corporation Law of the State of Delaware ~~prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty~~, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer~~, notwithstanding any provision of law imposing such liability~~. No amendment, ~~to or~~ repeal or elimination of this provision shall apply to or have any effect on ~~the liability or alleged liability of any director of the Corporation for or~~ its application with respect to any act~~s~~ or omission~~s~~ of ~~such~~ a director or officer occurring ~~prior to~~ before such amendment, ~~or~~ repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

Effectiveness of the Proposed Amendment

The company’s officers would receive the protections from liability afforded by the proposed amendment effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the proposed amendment. Our board of directors, however, reserves the right to abandon the proposed amendment at any time before it becomes effective, even if it is approved by our stockholders. If our stockholders do not approve the proposed amendment, Article Seventh of the Restated Certificate of Incorporation will remain unchanged, our officers will not be entitled to exculpation as permitted under the DGCL, and the Certificate of Amendment setting forth the proposed amendment will not be filed with the Secretary of State of the State of Delaware.

This Proposal 4 is not contingent on the approval of any other proposal to be considered at the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION BY VOTING “FOR” THIS PROPOSAL.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and the board of directors has directed that management submit the selection of the independent registered public accountants for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has served as our registered public accountant since 2020. Representatives of Deloitte & Touche LLP are expected to be present online at the Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by Delaware law, our Restated Certificate of Incorporation or our amended and restated bylaws. However, the board of directors is submitting the audit committee’s selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accountants, Fees and Other Matters

Deloitte & Touche LLP was our independent registered public accounting firm for the years ended December 31, 2025 and December 31, 2024. The following table summarizes the fees of Deloitte & Touche LLP billed to us for the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
	2025	2024
Audit Fees (1)	$1,181,325	$1,409,789
Total	$1,181,325	$1,409,789

(1)
“Audit Fees” consisted of fees for the audit of our annual financial statements included in our annual reports on Form 10-K, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements including consents and comfort letters issued in connection with registration statements and securities offerings.

Pre-Approval Policies and Procedures

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. During our 2025 fiscal year, all of the services provided by Deloitte & Touche LLP were pre-approved by our audit committee.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 1, 2026 by:

•
each of our directors;
•
each of our named executive officers;
•
all of our executive officers and directors as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentage of shares beneficially owned is based on a total of 165,217,854 shares of our common stock outstanding as of April 1, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that an individual has a right to acquire within 60 days after April 1, 2026 are considered outstanding and beneficially owned by the person holding such right for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o Dyne Therapeutics, Inc., 1560 Trapelo Road, Waltham, MA 02451.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Entities affiliated with T. Rowe Price Investment Management, Inc. (1)	26,578,437	15.93%
Entities affiliated with Janus Henderson Group plc (2)	13,887,722	8.32%
Entities affiliated with Atlas Venture Fund XI, L.P. (3)	9,130,465	5.47%
Named Executive Officers and Directors
Jason Rhodes (3) (4)	9,254,690	5.55%
Edward Hurwitz (4)	124,225	*
Carlo Incerti, M.D.(5)	107,726	*
Vikram Karnani (6)	8,287	*
Dirk Kersten (4) (7)	4,768,611	2.86%
David Lubner (8)	243,480	*
Brian S. Posner (9)	29,111	*
Catherine Stehman-Breen, M.D.(10)	279,322	*
John G. Cox (11)	645,767	*
Erick Lucera (12)	75,049	*
Johanna Friedl-Naderer (13)	125,010	*
Douglas Kerr (14)	114,909	*
Richard Scalzo(15)	24,243	*
Oxana Beskrovnaya(16)	532,553	*
All current executive officers and directors as a group (12 persons) (17)	15,776,187	9.46%

_________________________________________________________________________________________________________________________

* Less than 1%.

(1)
Consists of 26,578,437 shares of common stock held by T. Rowe Price Investment Management, Inc. ("T. Rowe Price"). The address for T. Rowe Price is 1307 Point Street, Baltimore, MD 21231. The foregoing information is based solely on a Schedule 13G/A filed by T. Rowe Price with the SEC on March 6, 2026.
(2)
Consists of 13,887,722 shares of common stock held by Janus Henderson Group plc ("Janus Henderson Group"). The address for Janus Henderson Group is 201 Bishopsgate EC2M 3AE, United Kingdom. The foregoing information is based solely on a Schedule 13G/A filed by Janus Henderson Group with the SEC on February 17, 2026.
(3)
Consists of (i) 5,697,508 shares of common stock held by Atlas Venture Fund XI, L.P., or Atlas Fund XI, (ii) 15,962 shares of common stock held by Atlas Venture Associates XI, L.P., (iii) 1,458,568 shares of common stock held by Atlas Venture Opportunity Fund I, L.P., or Atlas Fund I, and (iv) 1,958,427 shares of common stock held by Atlas Venture Opportunity Fund II, L.P., or Atlas Fund II. Atlas Venture

Associates XI, L.P. is the general partner of Atlas Fund XI, and Atlas Venture Associates XI, LLC is the general partner of Atlas Venture Associates XI, L.P. Bruce Booth, Jean-Francois Formela, David Grayzel, Jason Rhodes and Kevin Bitterman are the members of Atlas Venture Associates XI, LLC and collectively make investment decisions on behalf of Atlas Venture Associates XI, LLC. Each of Atlas Fund XI, Atlas Venture Associates XI, L.P., and Atlas Venture Associates XI, LLC may be deemed to beneficially own the shares held by Atlas Fund XI. Atlas Venture Associates Opportunity I, L.P. is the general partner of Atlas Fund I, and Atlas Venture Associates Opportunity I, LLC, or AVAO, LLC, is the general partner of Atlas Venture Associates Opportunity I, L.P. Bruce Booth, Jean-Francois Formela, David Grayzel, Jason Rhodes and Kevin Bitterman are the members of AVAO, LLC and collectively make investment decisions on behalf of AVAO, LLC. Each of Atlas Fund I, Atlas Venture Associates Opportunity I, L.P. and AVAO, LLC may be deemed to beneficially own the shares held by Atlas Fund I. Atlas Venture Associates Opportunity II, L.P. is the general partner of Atlas Fund II, and Atlas Venture Associates Opportunity II, LLC, or AVAO II, LLC, is the general partner of Atlas Venture Associates Opportunity II, L.P. Bruce Booth, Jean-Francois Formela, David Grayzel, Jason Rhodes and Kevin Bitterman are the members of AVAO II, LLC and collectively make investment decisions on behalf of AVAO II, LLC. Each of Atlas Fund II, Atlas Venture Associates Opportunity II, L.P. and AVAO II, LLC may be deemed to beneficially own the shares held by Atlas Fund II. Jason Rhodes is also a member of our board of directors. Mr. Rhodes disclaims beneficial ownership of the shares listed, except to the extent of his pecuniary interest therein, if any. The mailing address of Atlas Fund XI, Atlas Fund I and Atlas Fund II is 300 Technology Square, 8th Floor, Cambridge, MA 02139. The foregoing information is based solely on a Schedule 13G/A filed by Atlas Fund XI with the SEC on November 13, 2025.
(4)
Includes 124,225 shares of common stock underlying options exercisable within 60 days of April 1, 2026.
(5)
Includes 107,726 shares of common stock underlying options exercisable within 60 days of April 1, 2026.
(6)
Includes 8,287 shares of common stock underlying options exercisable within 60 days of April 1, 2026.
(7)
Consists of 4,644,386 shares of common stock held directly by ForDyne B.V., or ForDyne. ForDyne is jointly owned by Forbion Capital Fund IV Cooperatief U.A., or FCF IV, and Forbion Growth Opportunities Fund II Cooperatief U.A., or FGO II. Forbion IV Management B.V., or Forbion Management, may be deemed to have voting and dispositive power over 3,218,016 of the shares of common stock held by ForDyne. Investment decisions with respect to the shares held by ForDyne can be made by FCPM III Services B.V., the director of Forbion Management, which may delegate such powers to its investment committee which may delegate such powers to the authorized representatives of Forbion Management. Messrs. Slootweg, van Osch, Mulder, van Houten, Reithinger and Boorsma, or the Partners, are partners of FCPM III Services B.V., which acts as the investment advisor to the directors of ForDyne. Dirk Kersten is a partner of Forbion Management and a member of the investment committee of Forbion Management. Forbion Growth II Management B.V., or FGO II Management, the director of FGO II, may be deemed to have voting and dispositive power over 1,426,370 of the shares of common stock held by ForDyne. Investment decisions with respect to the shares held by ForDyne can be made by FCPM III Services B.V., the director of FGO II Management, which may delegate such powers to its investment committee which may delegate such powers to the authorized representatives of FGO II Management. The Partners are partners of FCPM III Services B.V., which acts as the investment advisor to the directors of ForDyne. Dirk Kersten is a partner of FGO II Management and a member of the investment committee of FGO II Management. Mr. Kersten is also a member of our board of directors. The foregoing information is based solely on a Form 4 filed by Mr. Kersten with the SEC on March 13, 2026.
(8)
Consists of (i) 53,625 shares of common stock and (ii) 189,855 shares of common stock underlying options exercisable within 60 days of April 1, 2026.
(9)
Consists of (i) 15,500 shares of common stock, and (ii) 13,611 shares of common stock underlying options exercisable within 60 days of April 1, 2026.
(10)
Consists of (i) 89,467 shares of common stock, and (ii) 189,855 shares of common stock underlying options exercisable within 60 days of April 1, 2026.
(11)
Consists of (i) 166,250 shares of common stock, including 72,000 shares of common stock held in trusts for the benefit of children of Mr. Cox, (ii) 468,267 shares of common stock underlying options exercisable within 60 days of April 1, 2026 and (iii) 11,250 shares underlying RSUs vesting within 60 days of April 1, 2026.
(12)
Consists of (i) 10,798 shares of common stock, (ii) 60,189 shares of common stock underlying options exercisable within 60 days of April 1, 2026 and (ii) 4,062 shares underlying RSUs vesting within 60 days of April 1, 2026.
(13)
Consists of (i) 24,791 shares of common stock, (ii) 96,469 shares of common stock underlying options exercisable within 60 days of April 1, 2026 and (iii) 3,750 shares underlying RSUs vesting within 60 days of April 1, 2026.
(14)
Consists of (i) 17,981 shares of common stock, (ii) 91,616 shares of common stock underlying options exercisable within 60 days of April 1, 2026 and (iii) 5,312 shares underlying RSUs vesting within 60 days of April 1, 2026.
(15)
Consists of 24,243 shares of common stock.
(16)
Consists of (i) 79,657 shares of common stock, (ii) 443,602 shares of common stock underlying options exercisable within 60 days of April 1, 2026 and (iii) 9,294 shares underlying RSUs vesting within 60 days of April 1, 2026.
(17)
Consists of (i) 14,153,263 shares of common stock, (ii) 1,598,550 shares of common stock underlying options exercisable within 60 days of April 1, 2026 and (iii) 24,374 shares underlying RSUs vesting within 60 days of April 1, 2026.

STOCKHOLDER PROPOSALS FOR OUR 2027 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2027 annual meeting of stockholders, stockholder proposals must be received by us no later than December , 2026, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our amended and restated bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. The required notice must be delivered by the stockholder and received by our Corporate Secretary at our principal executive office and must otherwise meet the requirements set forth in our amended and restated bylaws, including the requirements of Rule 14a-19 under the Exchange Act if the stockholder intends to comply with the SEC's universal proxy rules and to solicit proxies in support of director nominees other than the company's nominees. In general, we must receive other proposals of stockholders, including director nominations, intended to be presented at the 2027 annual meeting of stockholders but not included in the proxy statement by March 7, 2027, but not before February 5, 2027, which is not less than 90 days nor more than 120 days prior to the anniversary date of the Annual Meeting. However, if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was given or public announcement of the date of such annual meeting was first made, whichever occurs first. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2027 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Dyne Therapeutics, Inc., Attention: Corporate Secretary, 1560 Trapelo Road, Waltham, Massachusetts 02451.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2025 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to you if you write or call us at Dyne Therapeutics, Inc., 1560 Trapelo Road, Waltham, Massachusetts 02451, Attention: Dyne Investor Relations, email: ir@dyne-tx.com, telephone: 857-341-1203. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

Appendix A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Dyne Therapeutics, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY:

1.
The name of the corporation is Dyne Therapeutics, Inc. (the “Corporation”).
2.
The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was December 1, 2017.
3.
Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.
4.
The Certificate of Incorporation is hereby amended by amending and restating the first paragraph of Article FOURTH in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 410,000,000 shares, consisting of (i) 400,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).”

5.
The foregoing amendment was effected pursuant to a resolution of the Board of Directors of said corporation.
6.
Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, Dyne Therapeutics, Inc. has caused this certificate to be signed this [___] day of [___], 2026

By: _______________________

Name:

Title:

Appendix B

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Dyne Therapeutics, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY:

1.
The name of the corporation is Dyne Therapeutics, Inc. (the “Corporation”).
2.
The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was December 1, 2017.
3.
Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.
4.
The Certificate of Incorporation is hereby amended by amending and restating the Article thereof numbered “SEVENTH” in its entirety as follows:

“To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer. No amendment, repeal or elimination of this provision shall apply to or have any effect on its application with respect to any act or omission of a director or officer occurring before such amendment, repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

5.
The foregoing amendment was effected pursuant to a resolution of the Board of Directors of said corporation.
6.
Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, Dyne Therapeutics, Inc. has caused this certificate to be signed this [___] day of [___], 2026

By: _______________________

Name:

Title:

Dyne THERAPEUTICS
P.O. BOX 8016, CARY, NC 27512-9903

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Dyne Therapeutics, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 7, 2026

Friday, June 5, 2026 11:00 AM, Eastern Time

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:00 AM, Eastern Time, June 5, 2026.

Internet:
www.proxypush.com/DYN
- Cast your vote online
- **Have your Proxy Card ready**
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Phone:
1-866-892-1437
- Use any touch-tone telephone
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Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/DYN

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John G. Cox, Erick J. Lucera and Daniel A. Wilson (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Dyne Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Dyne THERAPEUTICS

Dyne Therapeutics, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three Class III directors, each to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his respective successor has been duly elected and qualified.	FOR	WITHHOLD		
	1.01 David Lubner	☐	☐		FOR
	1.02 Brian Posner	☐	☐		FOR
	1.03 Jason Rhodes	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To vote, on an advisory basis, to approve the compensation of our named executive officers.	☐	☐	☐	FOR
3.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.	☐	☐	☐	FOR
4.	To approve an amendment to our Restated Certificate of Incorporation to provide for officer exculpation.	☐	☐	☐	FOR
5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐	FOR
Note:	To transact any other business that may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/DYN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date